EXHIBIT 10.1

PURCHASE AND SALE AGREEMENT

by and between

ASHFORD PROPERTIES, LLC, Series D-Gurnee Partners at Carriage House, an
Illinois limited liability company

(“Seller”)

and

STEADFAST ASSET HOLDINGS, INC.,
a California corporation

(“Buyer”)

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9.	ADJUSTMENTS AND PRORATIONS		18
	9.1	Generally	18
	9.2	Rental Income	19
	9.3	RUBS	19
	9.4	Proration Period	19
	9.5	Rent Ready Adjustments	19

10.	CLOSING DOCUMENTS		20
	10.1	Seller’s Deliveries	20
	10.2	Buyer’s Deliveries	21
	10.3	Other Closing Documents	21
	10.4	Closing Documents	21
	10.5	Possession	21

11.	COSTS		21

12.	CASUALTY OR CONDEMNATION		21

13.	ATTORNEY’S FEES		22

14.	ASSIGNMENT		22

15.	WAIVER		22

16.	GOVERNING LAW; TIME		23

17.	NOTICES		23

18.	ENTIRE AGREEMENT		23

19.	COUNTERPARTS; COPIES		24

20.	AUTHORITY		24

21.	RECORD ACCESS AND RETENTION		24

22.	CONTRACT CONSIDERATION		24

23.	JURY TRIAL WAIVER		25

24.	COUNSEL		25

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25.	EQUITY PARTICIPATION	25

26.	TAX-FREE EXCHANGE	25

27.	CONFIDENTIALITY	26

28.	JOINT AND SEVERAL OBLIGATIONS	27

EXHIBITS

Exhibit “A”	Real Property Description
Exhibit “B-1”	Personal Property Description
Exhibit “B-2”	Excluded Property
Exhibit “C”	Due Diligence Documents
Exhibit “D”	Form of Deed
Exhibit “E”	Form of General Assignment
Exhibit “F”	Form of Bill of Sale
Exhibit “G”	Form of Non-Foreign Certificate
Exhibit “H”	Form of Tenant Notice
Exhibit “I”	Joint Order Escrow

SCHEDULES

Schedule 1	Leases
Schedule 2	Contracts
Schedule 3	Approvals

iii

PURCHASE AND SALE AGREEMENT

This PURCHASE AND SALE AGREEMENT AND JOINT ESCROW INSTRUCTIONS (“Agreement”) is made and entered into as of the 6th day of April, 2016 (the “Effective Date”), by and between ASHFORD PROPERTIES, LLC, Series D-Gurnee Partners at Carriage House, an Illinois Limited Liability Company (“Seller”), and STEADFAST ASSET HOLDINGS, INC., a California corporation (“Buyer”), with reference to the following facts:

RECITALS:
A.Seller is the fee owner of that certain land with a multi-family residential project commonly known as CARRIAGE HOUSE APARTMENTS, consisting of 136 units, located at 4344 McClure Avenue, Gurnee, IL 60031 and more particularly described in Exhibit “A” attached hereto, together with all structures, improvements, machinery, fixtures and equipment affixed or attached to such land (collectively referred to herein as the “Real Property”).
B.Seller desires to sell the Real Property, along with certain related personal and intangible property, to Buyer, and Buyer desires to purchase such Real Property and related personal and intangible property from Seller in accordance with the terms and conditions hereinafter set forth.
NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties hereto mutually agree as follows:
1.PURCHASE AND SALE.
1.1    Property. Subject to the terms and conditions of this Agreement, and for the consideration herein set forth, Seller agrees to sell and transfer, and Buyer agrees to purchase and acquire, all of Seller’s right, title, and interest in and to the following, whether now existing or hereafter acquired or created (collectively, the “Property”):
1.1.1    The Real Property;
1.1.2    All easements, licenses, interests, rights, privileges, tenements, hereditaments and appurtenances on or in any way appertaining to the Real Property, including, without limitation, all water and water rights;
1.1.3    Except for the equipment, tools, machinery, materials, furniture, furnishings, supplies and tangible property that is identified on Exhibit “B-2” attached hereto and that is not being sold or transferred to Buyer but retained by Seller, all equipment, tools, machinery, materials, furniture, furnishings, supplies and other tangible personal property owned by Seller and located on or used in connection with or arising out of the ownership, management or operation of the Real Property (collectively, “Personal Property”); the Personal Property owned by Seller as of the Effective Date is identified on Exhibit “B-1” attached hereto. Seller represents and warrants that all Personal Property is owned by Seller and no other entity, including any management company or any other entity of Seller. Further, no vehicle required to be titled are being transferred to Buyer pursuant to this Agreement.

1.1.4    All leases and occupancy agreements relating to the Property, including all amendments thereto (collectively, “Leases”); the Leases in effect on the Effective Date are identified on the rent roll attached hereto as Schedule 1;
1.1.5    Subject to Section 6.6 below, all service, maintenance, supply or other contracts relating to the leasing, advertising, management, operation, maintenance or repair of the Property (including without limitation all warranties and guarantees thereunder) other than the property management agreement (collectively, “Contracts”); the Contracts in effect as of the Effective Date are identified on Schedule 2 attached hereto;
1.1.6    All licenses, permits, certificates of occupancy and governmental approvals relating to the Property, including without limitation those identified on Schedule 3 attached hereto (collectively, “Approvals”) and any plans, specifications, studies, reports or surveys relating to the Real Property and transferable construction warranties; and
1.1.7    All entitlements and intangible personal property in connection with or arising out of the design, construction, ownership, occupancy, use, management, operation, maintenance, repair or ownership of the Real Property, including, without limitation, trade names (including “Carriage House Apartments” or derivatives thereof), websites, web domains and internet addresses, all phone number(s) for the Real Property, all fax number(s) for the Real Property and logos (collectively, the “Intangible Property”). Seller states, to the best of its knowledge and belief, that the property currently does not have a separate website or active web domain.
Included in the Property shall be any and all the foregoing items in which any affiliate of Seller has any right, title or interest, to the extent the same is used solely in connection with the Real Property unless otherwise expressly agreed to by Buyer; it being understood and agreed that Seller shall cause such affiliate to convey the same to Buyer at Closing.
Excluded from the Property shall be the following items: all cash, cash equivalents (including certificates of deposit) on hand or in any bank account, including but not limited to the lock box, operating account, deposit account, amounts in the security deposit account that may be in excess of security deposits held pursuant to the tenant leases (it being understood and agreed however that Buyer shall receive a credit at Closing for 100% of all refundable tenant security deposits), and Fannie Mae escrow account, or other account maintained in connection with the ownership, management or operation of the Property including any non-refundable security deposits (but without limiting the credits to Buyer under Section 9.1 or Section 9.2 for all refundable security deposits, prepaid rents or other matters), deposits held by third parties (e.g., utility companies), accounts receivable and any right to a refund or other payment relating to a period prior to the Closing, including any real estate tax refund (subject to the pro-rations hereinafter set forth), bank accounts, claims or other rights of Seller against any present or prior partner, member, employee, agent, manager, officer or director of Seller or its direct or indirect partners, members, shareholders or affiliates, any refund in connection with termination of Seller’s existing insurance policies, any insurance claims or proceeds arising out of or relating to events that occur prior to the Closing Date subject to the terms of Section 12 of this Agreement, all contracts between Seller and any law firm, accounting firm, property manager, or broker, and any Excluded Documents (as hereinafter defined).

1.2    No Warranty“AS IS WHERE IS” Subject to the representations, warranties, covenants and agreements of Seller set forth in this Agreement, Seller is selling and Buyer is purchasing the Property “AS IS WHERE IS” with all faults. Unless specifically stated otherwise in this Agreement, any and all representations, warranties, covenants and agreements of Seller shall be merged in the deed and shall not survive the Closing. The Purchase Price (as hereinafter defined) and the terms and conditions set forth in this Agreement are the result of arm’s-length bargaining between entities familiar with transactions of this kind, and said price, terms and conditions reflect the fact that Buyer shall have the benefit of, but, except for the representations, warranties, covenants and agreements of Seller specifically set forth in this Agreement or any document delivered by Seller at Closing pursuant to Section 10 of this Agreement, is not relying upon, any information provided by Seller or statements, representations or warranties, express or implied, made by Seller, including, without limitation, any relating to the value of the Property, the physical or environmental condition of the Property, any state, federal, county or local law, ordinance, order or permit, or the suitability, compliance or lack of compliance of the Property with any regulation, or any other attribute or matter of or relating to the Property. Upon Closing, Buyer hereby fully releases Seller from, and irrevocably waives its right to maintain, any and all claims and causes of action that it may then have or thereafter acquire against Seller with respect to any and all losses, damages, costs and expenses arising from or related to any defects, errors, omissions in the Seller Deliveries or other conditions affecting the Property except as otherwise provided in this Agreement or any document delivered by Seller at Closing pursuant to Section 10 of this Agreement. Buyer acknowledges that, provided Seller complies with its obligations under this Agreement, Buyer will have sufficient opportunity prior to Closing to review and conduct such independent analyses, studies, reports, investigations and inspections as it deems appropriate in connection with the Property. If Seller provides or has provided any documents, summaries, opinions or work product of consultants, surveyors, architects, engineers, title companies, governmental authorities or any other person or entity with respect to the Property, Buyer and Seller agree that (i) Seller has done so or shall do so only for the convenience of both parties or as required under this Agreement, (ii) except to the extent of representations or warranties specifically set forth in this Agreement or any document delivered by Seller at Closing, pursuant to Section 10 of this Agreement, Buyer shall not rely thereon, and (iii) the reliance by Buyer upon any such documents, summaries, opinions or work product shall not create or give rise to any liability of or against Seller except as otherwise expressly provided in this Agreement or any document delivered by Seller at Closing, pursuant to Section 10 of this Agreement. Buyer acknowledges and agrees that, except as specifically set forth in this Agreement or any document delivered by Seller at Closing, pursuant to Section 10 of this Agreement, no representation has been made and no responsibility is assumed by Seller with respect to the financial earning capacity or expense history of the Property, the continuation of contracts, continued occupancy levels of the Property, or any part thereof, or the continued occupancy by tenants of any Leases or, without limiting any of the foregoing, occupancy, or any other matters arising or related to the Property at Closing.

SELLER’S INITIALS:	SEM	BUYER’S INITIALS:	RFE
SSM

2.    PURCHASE PRICE.
The total purchase price (“Purchase Price”) to be paid by Buyer to Seller for the Property shall be SEVEN MILLION SIX HUNDRED THOUSAND AND 00/100 DOLLARS ($7,600,000.00), payable all in cash.
3.    PAYMENT OF PURCHASE PRICE.
The Purchase Price shall be paid as follows:
3.1    Deposit. As part of the Opening of Escrow (as defined below), Buyer shall deliver to Chicago Title Company (“Escrow Holder”), which has an address of 2441 Warrenville Road, Lisle, Illinois 60532, Lisle, Illinois, Attn: Julie Ebbert, the sum of ONE HUNDRED THOUSAND AND 00/100 DOLLARS ($100,000.00) (“Initial Deposit”) in immediately available funds as a good faith deposit. The Initial Deposit, the Extension Deposit (as hereinafter defined, if and when made) and all interest earned on any of the foregoing, shall be collectively referred to in this Agreement as the “Deposit.” At Buyer’s discretion, and pursuant to the policy of Escrow Holder, Escrow Holder shall place the Deposit in one or more government insured interest-bearing accounts satisfactory to Seller and Buyer (which shall have no penalty for early withdrawal), and shall not commingle the Deposit with any funds of Escrow Holder or any other person or entity. The Deposit shall be governed by the terms of the Joint Order Escrow attached hereto as Exhibit “I”, and, if Closing occurs, shall be applied against the Purchase Price. The term “Business Day” as used in this Agreement shall mean Monday through Friday, excluding Federal Holidays.
3.2    Remainder of Purchase Price. On or before the Closing Date, Buyer shall deposit into Escrow immediately available funds in an amount which, when added to the Deposit, will equal the Purchase Price plus any additional amounts necessary to cover costs and/or pro-rations under this Agreement.
3.3    Buyer Default; Liquidated Damages. SELLER AND BUYER AGREE THAT, IF THE PURCHASE AND SALE OF THE PROPERTY IS NOT COMPLETED AND THIS AGREEMENT TERMINATES BECAUSE BUYER MATERIALLY DEFAULTS UNDER THIS AGREEMENT OR MATERIALLY BREACHES THIS AGREEMENT (AFTER WRITTEN NOTICE AND SEVEN (7) BUSINESS DAYS TO CURE, EXCEPT WITH RESPECT TO BUYER’S OBLIGATION TO DELIVER THE PURCHASE PRICE AND ANY DOCUMENT(S) REQUIRED UNDER SECTION 10.2 TO ESCROW HOLDER ON OR PRIOR TO THE SCHEDULED CLOSING DATE, FOR WHICH NO NOTICE OR CURE SHALL BE AVAILABLE), THE PORTION OF THE DEPOSIT THEN DEPOSITED WITH ESCROW HOLDER PURSUANT TO THIS AGREEMENT SHALL BE PAID TO SELLER UPON TERMINATION OF THIS AGREEMENT AND RETAINED BY SELLER AS LIQUIDATED DAMAGES AND AS SELLER’S SOLE REMEDY AT LAW OR IN EQUITY. SELLER AND BUYER AGREE THAT, UNDER THE CIRCUMSTANCES EXISTING AS OF THE DATE OF THIS AGREEMENT, ACTUAL DAMAGES MAY BE DIFFICULT TO ASCERTAIN AND THE PORTION OF THE DEPOSIT THEN DEPOSITED WITH ESCROW HOLDER PURSUANT TO THIS AGREEMENT IS A REASONABLE ESTIMATE OF THE DAMAGES THAT WILL BE INCURRED

BY SELLER IF BUYER MATERIALLY DEFAULTS UNDER OR MATERIALLY BREACHES THIS AGREEMENT AND FAILS TO PURCHASE THE PROPERTY.
SELLER’S INITIALS: SEM____SSM__        BUYER’S INITIALS: _RFE______
3.4    Seller Default; Specific Performance. If Seller fails to consummate the sale of the Property pursuant to this Agreement or otherwise materially defaults on its obligations hereunder at or prior to Closing, or if prior to Closing any one or more of Seller’s representations or warranties are breached in any material respect, and such default or breach is not cured by the earlier of the seventh (7th) Business Day after written notice thereof from Buyer or the Closing Date (except no notice or cure period shall apply to Seller’s obligation to deliver the documents required under Section 10.1 to Escrow Holder on or prior to the scheduled Closing Date or otherwise fails to consummate the sale of the Property hereunder), Buyer may (a) terminate this Agreement by giving Seller timely written notice of such termination prior to or at Closing and recover the Deposit and the first $50,000.00 of Buyer’s Costs (as hereinafter defined) incurred as of the date of such termination PLUS, if Buyer first learns of such default after has paid any non-refundable rate lock, spread lock or similar fee to its proposed lender (which Buyer hereby agrees it shall not do earlier than five (5) Business Days prior to the proposed Closing Date), the amount of such non-refundable fee, (b) enforce specific performance to consummate the sale of the Property hereunder, or (c) waive said failure or breach and proceed to Closing without any reduction in the Purchase Price. Notwithstanding anything herein to the contrary, Buyer shall be deemed to have elected to terminate this Agreement if Buyer fails file a lawsuit asserting a claim or cause of action for specific performance against Seller in the county in which the Property is located within thirty (30) days following the Outside Closing Date. Buyer’s remedies shall be limited to those described in this Section 3.4 and Section 13. For purposes of this Agreement, “Buyer’s Costs” shall mean the actual expenses incurred by Buyer and paid (A) to Buyer’s attorneys (including in-house attorneys) in connection with the negotiation of this Agreement or the proposed purchase of the Property, (B) to third party consultants in connection with the performance of examinations, inspections and/or investigations pursuant to Section 6 and (C) to any potential lender in connection with any proposed financing of the Property.
4.    ESCROW INSTRUCTIONS.
4.1    Opening of Escrow. Within three (3) Business Days after the mutual execution and delivery of this Agreement, the parties shall open an escrow (“Escrow”) with Escrow Holder in order to consummate the purchase and sale in accordance with the terms and provisions hereof by (i) Buyer delivering to Escrow Holder the Initial Deposit and (ii) Buyer and Seller delivering to Escrow Holder their respective executed counterparts of this Agreement and the Joint Order Escrow (collectively, the “Opening of Escrow”). Escrow Holder shall deliver written confirmation of the date of the Opening of Escrow as well as its countersignature to the Joint Order Escrow to the parties in the manner set forth in Section 17 of this Agreement as well as by e-mail to counsel for the parties.
4.2    Conditions to Close. Escrow shall not close unless and until the following conditions precedent and contingencies have been satisfied or waived in writing by the party for whose benefit the conditions have been included:

4.2.1.    All funds and instruments described in Sections 3 and 10 have been delivered to Escrow Holder, and Seller and Buyer have approved, executed and delivered a settlement statement reflecting the Purchase Price, all pro-rations, and all closing costs as required under this Agreement (the “Settlement Statement”).
4.2.2.    Seller shall have caused the title department of Escrow Holder to have irrevocably committed to Buyer in writing to issue an ALTA 2006 extended owner’s policy of title insurance, in form and content reasonably acceptable to Buyer (and in conformance with the required state of title as provided in Section 6.3 below) insuring Buyer’s fee simple title to the Real Property in an amount equal to the Purchase Price subject only to the Permitted Exceptions (as hereinafter defined) and subject to no conditions other than payment of the applicable premium therefor.
4.2.3    Seller and Buyer shall each have materially performed, observed and complied with all covenants, agreements and conditions required by this Agreement to be performed, observed and/or complied with by such party prior to, or as of, the Closing.
4.2.4    Seller’s and Buyer’s representations and warranties, as stated in Section 7 of this Agreement, shall be true and correct in all material respects as of the Effective Date and as of the Closing Date, except for representations and warranties made as of, or limited by, a specific date, which will be true and correct in all material respects as of the specified date or as limited by the specified date.
4.2.5    There shall exist no pending or threatened actions, suits, arbitrations, claims, attachments, proceedings, assignments for the benefit of creditors, insolvency, bankruptcy, reorganization or other proceedings, against the other party that would materially and adversely affect that party’s ability to perform its obligations under this Agreement.
4.3    Recordation and Transfer. Upon satisfaction of the conditions set forth in Section 4.2 above, Escrow Holder shall transfer the Property as follows:
4.3.1    Cause the Deed (as such term is hereinafter defined) to be recorded with the Recorder’s Office of Lake County, Illinois;
4.3.2    Deliver to the parties entitled thereto the other Closing Documents (as hereinafter defined); and
4.3.3    Disburse all funds deposited with Escrow Holder by Buyer in payment of the Purchase Price for the Property (subject to applicable pro-rations and adjustments as provided herein) to (i) Seller by wire transfer pursuant to instructions to be delivered by Seller to Escrow Holder, (ii) for closing costs, to the party entitled thereto, and (iii) any remainder to Buyer, all as set forth in the Settlement Statement.
5CLOSING.
5.1    Generally. Escrow shall close upon the recordation of the Deed (or if the parties have agreed to close on the basis of gap coverage from the Escrow Holder, then at such time as the Escrow Holder is otherwise prepared to record the Deed and all the conditions associated with the recording of the Deed have been satisfied) in accordance with the provisions of this Agreement (“Date of Closing”, “Closing Date”, “Closing” or “Close of Escrow”). The Close of Escrow shall occur on a date selected by Buyer, but in no event later than the date that is sixty (60) days after the Opening of Escrow (“Outside Closing Date”) via escrow delivery of documents and funds to the office of Escrow Holder (or such other location as may be mutually agreed upon by Seller and Buyer), unless otherwise extended (i) by operation of Section 6.3 or Section 12 below (ii) by Buyer pursuant to Section 5.2 below, or (iii) by written agreement between Buyer and Seller.
5.2    Extension Option Notwithstanding Section 5.1 above, Buyer shall have the option (“Extension Option”) to extend the Outside Closing Date for an additional twenty (20) days (“Extended Outside Closing Date”), in Buyer’s sole and absolute discretion, by providing written notice to Seller of such election prior to the Outside Closing Date. In such case, Buyer shall deposit with Escrow Holder an additional sum of ONE HUNDRED THOUSAND and 00/100 DOLLARS ($100,000.00) (“Extension Deposit”) in immediately available funds on or before the original Outside Closing Date. The Extension Deposit shall automatically become part of the Deposit for all purposes under this Agreement.
6.    BUYER’S REVIEW.
6.1    Delivery of Documents. Within seven (7) days after the Opening of Escrow, Seller shall, at the sole expense of Seller, deliver to Buyer (in electronic format to the extent feasible, otherwise by making available at the Property) all documents pertaining to the Property that are in the possession or control of, or are reasonably available to, Seller, including, without limitation, the documents listed on Exhibit “C” attached hereto (collectively, the “Seller Deliveries”) other than the Excluded Documents (as hereinafter defined) and without any obligation on the part of Seller to pay any third party to prepare or deliver any such documents that are not in Seller’s or its property manager’s possession. Seller hereby acknowledges and agrees that the following are in the possession of or control of, or are reasonably available to, Seller and will be provided to Buyer: monthly operating statements (year-to-date and 2-year historical); year-end financial statements, audited if available (past 2 years); general ledger (year-to-date and 2-year historical); and copies of all Leases. Notwithstanding the foregoing, the Leases will not be delivered to Buyer, but may be reviewed and copied by Buyer at the property management office located at the Property, provided that upon Buyer’s request, Seller shall deliver to Buyer a sample set of no less than twenty percent (20%) of the Leases. Except as specifically set forth in this Agreement pursuant to Section 7 or any document executed by Seller at Closing, Seller makes no representations or warranties, express, written, oral, statutory or implied with respect to the Seller Deliveries or the Property, and all such representations and warranties are hereby expressly disclaimed. All Seller Deliveries or other information provided by Seller to Buyer are for informational purposes only, and Buyer shall not in any way be entitled to rely upon the completeness or accuracy of such materials and information, except as specifically set forth in this Agreement pursuant to Section 7, or any document executed by Seller at Closing, and will instead rely on its own inspections with respect to all matters it deems relevant to its decision to acquire, own and operate the Property. Notwithstanding anything to the contrary set forth herein, Buyer acknowledges and agrees that it shall have no right to review or inspect any of the following (the “Excluded Documents”): (a) reports prepared by or for Seller or any of its affiliates in connection with the proposed sale of the Property, (b) communications between Seller or any of its affiliates and their attorneys, (c) appraisals, financial assessments or other financial evaluations of the Property prepared by or for Seller or any of its affiliates and (d) other correspondence, memoranda and documents prepared or intended solely for internal use of Seller and/or its affiliates.
6.2    Access. Commencing upon the execution of this Agreement by Buyer and Seller, Seller shall permit (or cause to be permitted ) Buyer or Buyer’s agents, employees, contractors, lenders and representatives access to the Property for purposes of any non-intrusive physical or environmental test, study or inspection of the Property and, to the extent copies are not provided to Buyer by Seller pursuant to Section 6.1, review and copying of Seller’s books and records relating to the Property (other than Excluded Documents) and any of the documents described in Section 6.1 above, and other matters necessary in the discretion of Buyer to evaluate and analyze the feasibility of the Property for Buyer’s intended use thereof. Buyer shall not conduct or authorize any physically intrusive testing of, on, or under the Property without first obtaining Seller’s consent (which may be via electronic mail, but without requirement for concurrent overnight delivery) as to the timing and scope of work to be performed, which consent shall not be unreasonably withheld, conditioned or delayed. Seller hereby acknowledges and agrees that Buyer or Buyer’s representatives may communicate with any governmental authority or quasi-governmental authority for the purpose of gathering information in connection with the Property or the Seller, or the transaction contemplated by this Agreement. Prior to any entry Buyer shall notify (which may be via electronic mail, but without requirement for concurrent overnight delivery) Seller and Seller shall have the right to have a representative of Seller present during any entry onto the Property by Buyer. Buyer shall not contact any tenant of the Property without the prior written approval of Seller. In the event that Seller does consent to Buyer’s contact with any tenant of the Property, Seller shall have the right to have a representative of Seller present during any such interview. Prior to any entry onto the Property for purposes of inspection or testing (as opposed to solely for review of materials), Buyer shall provide Seller with evidence that Buyer maintains liability insurance with coverage in an amount not less than $1,000,000.00 combined single limit, for personal injury, including bodily injury and death, and property damage. Such insurance shall name Seller and Seller’s property manager (if requested in writing by Seller) as additional insured parties and shall be with companies authorized to issue insurance in the state in which the Real Property is located.
6.3    Title and Survey.
6.3.1    Upon Opening of Escrow, Seller shall place an order with Escrow Holder that shall cause Escrow Holder to issue to Buyer within ten (10) days after the date of such order a current commitment for an owner’s policy of title insurance in the amount of the Purchase Price on an ALTA 2006 form together with copies of all documents of record referenced therein (collectively, the “Title Commitment”) at Seller’s sole cost and expense (as provided in Section 11 below). Buyer shall have twenty-five (25) days following its receipt of the Title Commitment and any survey provided to Buyer pursuant to Section 6.3.2 below (“Title Objection Period”) in which to notify Seller in writing of any objections Buyer has, in Buyer’s sole and absolute discretion, to any matters shown on the Title Commitment (“Title Objection Notice”). All objections raised by Buyer in the manner herein provided are hereafter called “Objections.” Subject to the requirements set forth in the penultimate sentence of this Section 6.3.1, Seller shall notify Buyer in writing as to which Objections, if any, Seller irrevocably agrees to remedy or remove at or prior to Closing within five (5) Business Days following Buyer’s delivery of the Title Objection Notice (“Seller’s Notice Period”). In the event Seller fails to provide such notice or indicates in such notice that Seller is unwilling to irrevocably agree to remedy or cause the removal of any Objections at or prior to Closing within Seller’s Notice Period, then Buyer, within five (5) Business Days after the expiration of Seller’s Notice Period (“Buyer’s Termination Period”), shall deliver to Seller written notice electing, in Buyer’s sole and absolute discretion, to either (i) terminate this Agreement, or (ii) unconditionally waive any such Objections, failing which Buyer shall conclusively be deemed to have elected (ii) above. Any new title or survey information received by Seller or Buyer after the expiration of the Title Objection Period, Seller’s Notice Period or Buyer’s Termination Period, as applicable, from a supplemental title report, survey or other source which is not the result of the acts or omissions of Buyer or its agents, contractors or invitees (each, a “New Title Matter”) shall be subject to the same procedure provided in this Section 6.3 (and the Date of Closing shall be extended commensurately if the Closing would have occurred but for those procedures being implemented for a New Title Matter), except that Buyer’s Title Objection Period, Seller’s Notice Period and Buyer’s Termination Period for any New Title Matters shall be five (5) Business Days each. Close of Escrow shall be delayed as needed to accommodate such additional time periods. Notwithstanding anything to the contrary contained herein, Seller shall have no obligation to cure title Objections except (i) financing liens of an ascertainable amount created by, under or through Seller, which liens Seller shall cause to be released at or prior to Closing (with Seller having the right to apply the Purchase Price or a portion thereof for such purpose), and Seller shall deliver the Property free and clear of any such financing liens, (ii) any exceptions or encumbrances to title which are created by, under or through Seller after the Effective Date without Buyer’s consent, and (iii) any Objections which Seller has specifically agreed, in writing, to cure. The term “Permitted Exceptions” shall mean: the specific exceptions in the Title Commitment approved by Buyer; other exceptions to which Buyer has not raised an Objection as provided herein or has subsequently waived such Objection in writing and that Seller is not required to remove as provided above; real estate taxes not yet due and payable; rights of tenants (as tenants only) under the Leases; and any matters approved by Buyer or arising by, through or under Buyer or its or Buyer’s contractors, employees, representatives, proposed lenders, or agents.
6.3.2    Within five (5) days after the Opening of Escrow, Seller shall provide Buyer with a copy of any existing survey of the Property in Seller’s possession or control. Buyer, at its sole cost and expense, may elect to obtain a new survey or revise, modify, or re-certify an existing survey of the Property (either, the “Survey”) as necessary in order for the title department of Escrow Holder to delete the general survey exception from title or to otherwise satisfy Buyer’s objectives.
6.4    Buyer’s Due Diligence; Indemnity. Buyer shall have thirty (30) Business Days from and after the Opening of Escrow (“Due Diligence Period”) to evaluate and analyze the feasibility of the Property for Buyer’s intended use thereof, including, without limitation, the zoning of the Property, the physical, environmental and geotechnical condition of the Property and the economic feasibility of owning and operating the Property. If, during the Due Diligence Period, Buyer determines in Buyer’s sole and absolute discretion that the Property is not acceptable for any reason whatsoever, Buyer shall have the right, by giving written notice to Seller on or before the last day of the Due Diligence Period, to terminate this Agreement. Except to the extent arising out of the negligence or willful misconduct of Seller or Seller’s contractors, employees, representatives or agents, Buyer agrees to indemnify and hold Seller harmless and defend Seller from and against any claims, liabilities, liens, cause of action, expenses, costs, or damages (including reasonable attorneys’ fees and personal injury claims but expressly excluding punitive, special, consequential or incidental damages) resulting from the inspection of the Property prior to the Closing Date by Buyer or Buyer’s contractors, employees, representatives, or agents; provided, however, that Buyer shall not be responsible for any losses or expenses resulting from the discovery of adverse information regarding the Property. In the event this Agreement is terminated for any reason, Buyer shall promptly restore the Property to the extent of any physical change or damage made as a result of the conduct of any inspection or investigation of the Property by Buyer or Buyer’s agents, representatives or contractors to substantially the same condition that existed immediately prior to Buyer’s inspection and investigation, to the extent permitted by applicable law. Any provision to the contrary herein notwithstanding, the provisions of the previous two sentences shall survive termination of this Agreement for any reason for a period of four (4) months (as it pertains to any property damage to Seller’s property caused by Buyer or any other claim by Seller) or one (1) year (as it pertains to any property damage to any tenant’s property or any personal injury or other claim by a third party) and control over any provisions to the contrary herein; provided however that if Seller shall have provided written notice to Buyer with reasonable detail of a specified repair or payment Buyer is required to make hereunder, then such period shall be extended until such repair is complete or payment is made.
6.5    Buyer’s Termination Right. If Buyer exercises the right to terminate this Agreement in accordance with Sections 6.3 (including without limitation for any New Title Matter) or 6.4 hereof, this Agreement shall terminate as of the date the termination notice is given by Buyer (except as to such matters that are expressly specified to survive the termination of this Agreement), and Escrow Holder shall return the Deposit to Buyer If Buyer does not exercise the right to terminate this Agreement in accordance with Sections 6.3 or Section 6.4 hereof, this Agreement shall continue in full force and effect and the Deposit shall become non-refundable except as provided in Section 3.1 above.
6.6    Contracts. On or before the expiration of the Due Diligence Period, Buyer shall notify Seller in writing as to which of the assumable Contracts Buyer elects to assume at Closing, in Buyer’s sole and absolute discretion; provided that to the extent that any Contract expressly requires payment of a penalty, premium, or damages, including liquidated damages, for cancellation and Buyer elects not to assume such Contract, then Buyer shall be solely responsible for the payment of the same, which obligation shall survive Closing. If Buyer fails to provide such notice, Buyer shall be deemed to have elected not to assume any of the Contracts. Promptly following expiration of the Due Diligence Period, Seller shall notify the vendors under those Contract(s) that Buyer has not agreed to assume (with a copy of such notice to Buyer) and, provided that Closing occurs hereunder, such Contracts shall terminate effective as of the Date of Closing. Seller shall cooperate with Buyer, both before and after the Close of Escrow, to obtain any approvals or consents required to assign any Contracts to Buyer, including, without limitation, sending requests for such approvals or consents to the party or parties whose consent or approval is required. If Seller fails to timely send any such request for approval or consent, Buyer may do so in Seller’s name. Seller’s obligations under this Section 6.6 shall survive the Close of Escrow for a period of three (3) months. Notwithstanding anything in this Agreement to the contrary, Buyer shall have no obligation to assume any obligation under any Contract for reimbursement of any amounts paid prior to the Closing Date upon termination of said Contract, and, if Buyer does assume such obligation, then Seller shall indemnify Buyer with respect thereto (except to the extent that such termination is due to an affirmative act or omission of Buyer resulting in a default under said Contract).
7.    REPRESENTATIONS AND WARRANTIES.
7.1    Seller’s Representations and Warranties. The representations, warranties and covenants of Seller in this Section 7.1 shall survive the Closing for one (1) year. Seller represents, warrants and covenants to Buyer as of the Effective Date and as of the Closing Date as follows:
7.1.1    Seller is duly organized, validly existing and in good standing under the laws of the State of Illinois. Seller has full power and authority to enter into this Agreement and to perform this Agreement. The execution, delivery and performance of this Agreement by Seller have been duly and validly authorized by all necessary action on the part of Seller and all required consents and approvals have been duly obtained. This Agreement is a legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms. There is no agreement to which Seller is a party or, to Seller’s knowledge, that is binding on Seller which is in conflict with this Agreement.
7.1.2    All of the Personal Property is described in Exhibit “B-1” attached hereto, which is a materially accurate and complete list of all material tangible personal property owned by Seller relating to the ownership, management, operation, maintenance or repair of the Real Property. All of the Personal Property is located at the Real Property. Seller has (and can convey at Closing) good title to the Personal Property and the Intangible Property, free and clear of all liens, encumbrances, security interests and adverse claims of any kind or nature whatsoever, other than liens, encumbrances and security interests that will be terminated at or prior to Closing.
7.1.3    All of the Leases are described in Schedule 1 attached hereto, and there are no persons leasing, using or occupying the Real Property or any part thereof except the tenants under the Leases. All of the Contracts are described in Schedule 2 attached hereto, which is an accurate and complete list of all presently effective contracts, agreements, warranties and guaranties relating to the leasing, advertising, promotion, design, construction, ownership, management, operation, maintenance or repair of the Real Property. All of the Approvals are described in Schedule 3 attached hereto, which is an accurate and complete list of all presently effective building permits, certificates of occupancy, and other certificates, permits, licenses and approvals relating to the design, construction, ownership, occupancy, use, management, operation, maintenance or repair of the Real Property. Seller has (and can convey at Closing) good title to the Leases, the Contracts and the Approvals, free and clear of all liens, encumbrances, security interests and adverse claims of any kind or nature whatsoever, other than liens, encumbrances and security interests that will be terminated at or prior to Closing.

7.1.4    The rent roll attached hereto as Schedule 1 is, and each updated rent roll provided after the date hereof will be, accurate and complete in all material respects as of the date thereof (each a “Rent Roll”). Except as set forth on the applicable Rent Roll, to the best of Seller’s knowledge: (a) the Leases are in full force and effect, have not been amended or modified, and the full current rent is accruing thereunder, (b) no monthly rent has been paid more than one (1) month in advance (except as otherwise expressly permitted or required pursuant to the terms of the Lease) and no security deposit or prepaid rent has been paid, (c) no event has occurred or condition exists which, with or without notice or the passage of time, or both, would constitute a breach or a default by the landlord or by any tenant under the Leases, (d) Seller has received no notice from any tenant under the Leases claiming any breach or default by Seller under any of the Leases, and (e) no concession, moving or relocation allowance or credit, or other payment or credit of any kind is presently owed, or will or could become due and payable, to any tenant under the Leases.
7.1.5    Seller has received no written notice from any insurance broker, agent or underwriter that any non-insurable condition exists in, on or about the Real Property or any part thereof. Seller has received no written notice that, the Property and every part thereof and the use and occupancy thereof are not in compliance with all applicable building, earthquake, zoning, land use, environmental, antipollution, health, fire, safety, access and accommodations for the physically handicapped, subdivision, energy and resource conservation and similar laws, statutes, rules, regulations and ordinances and all covenants, conditions and restrictions applicable to the Real Property. Seller has received no notice, citation or other claim alleging any violation of any such law, statute, rule, regulation, ordinance, covenant, condition or restriction. To Seller’s knowledge, Seller has performed, satisfied and discharged all of the obligations, requirements and conditions imposed on the Real Property by the Approvals and the Permitted Exceptions.
7.1.6    Seller has received no written notice of the presence of any Hazardous Substances (as defined below) or the violation of any Environmental Laws (as defined below) at the Property, except as described in any environmental report provided by Seller as part of Seller’s Deliveries. Except for the foregoing sentence, the “as-is” provisions of Section 1.2 shall apply to any and all environmental conditions of the Property, except Seller shall reasonably cooperate with Buyer obtaining, at Buyer’s cost, a Phase I Environmental Report regarding the Property or update, at Buyer’s cost, any environmental report provided by Seller as part of Seller’s Deliveries.
7.1.7    To the best of Seller’s knowledge, and except for a possible personal injury claim due to a “slip and fall” type accident which is expected to be fully covered by insurance (and as to which Seller shall provide to Buyer all non-privileged information requested by Buyer), there is no litigation, arbitration or other legal or administrative suit, action, proceeding or investigation of any kind pending (including, without limitation, involving the federal Department of Housing and Urban Development or the Americans with Disabilities Act of 1990, as amended, or any other law, rule or regulation governing access by disabled persons, any land use or zoning action, any condemnation, eminent domain or similar action, or any action to contest or appeal the amount of real or person property taxes or assessments) or, to Seller’s knowledge, threatened against or involving Seller or relating to the Property or any part thereof and, to Seller’s knowledge, there is no valid basis for any such litigation, arbitration or other legal or administrative suit, action, proceeding or investigation.
7.1.8    Seller is not a “foreign person” as defined in Section 1445 of the Internal Revenue Code of 1986, as amended, and the Income Tax Regulations thereunder.

7.1.9    No withholding of tax will be required with respect to the sale of the Property by Seller.
7.1.10    Seller is solvent, has not made a general assignment for the benefit of its creditors, and has not admitted in writing its inability to pay its debts as they become due, nor has Seller filed, nor does it contemplate the filing of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or any other proceeding for the relief of debts in general, nor has any such proceeding been instituted by or against Seller.
7.1.11    Except for Todd Stofflet – Managing Partner of KIG (“Broker”), Seller has not dealt with any investment adviser, real estate broker or finder, or incurred any liability for any commission or fee to any investment adviser, real estate broker or finder, in connection with the sale of the Property to Buyer or this Agreement.
7.1.12    All loans with lenders with liens affecting the Property are currently in good standing and not in default, and Seller shall cause all lenders, including, without limitation, Lenders, to reconvey or release (as applicable) such liens at the Close of Escrow.
7.1.13    The transaction contemplated by this Agreement (and any underlying obligations contemplated by this Agreement) does not and shall not constitute a non-exempt prohibited transaction under the Employee Retirement Income Security Act of 1974 (“ERISA”) or a comparable violation of state law.
7.1.14    Seller is not any of the following: (i) a person or entity that is listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224 on Terrorist Financing (effective September 24, 2001) (herein called the “Executive Order”); (ii) a person or entity owned or controlled by, or acting for or on behalf of any person or entity that is listed in the Annex to, or is otherwise subject to the provisions of, the Executive Order; (iii) a person or entity that is named as a “specifically designated national” or “blocked person” on the most current list published by the U.S. Treasury Department’s Office of Foreign Assets Control (herein called “OFAC”) at its official website, http://www.treas.gov/offices/enforcement/ofac; (iv) a person or entity that is otherwise the target of any economic sanctions program currently administered by OFAC; or (v) a person or entity that is affiliated with any person or entity identified in the foregoing clauses (i), (ii), (iii), or (iv).
7.1.15    Seller owns no real property or personal property except for the Property. No affiliate of Seller owns any real or personal property (tangible or intangible, and specifically including contract rights) located on or used solely in connection with the Property
7.1.16    To the best of Seller’s knowledge, all of the Seller Deliveries provided to Buyer are true and complete copies of such documents, and all material documents concerning the Property that are in Seller’s possession or reasonable control have been included in the Seller Deliveries.

7.1.17    To the best of Seller’s knowledge, Seller’s property manager employed at or in connection with the Property have been paid their respective salaries and any fringe benefits (including vacation and sick-leave) accruing through the Effective Date and will be paid in full as of the Closing Date. Seller represents it has no employees.
7.1.18    Neither Seller nor any previous owner of the Property has sold, transferred, conveyed, or entered into any agreement regarding water or water rights relating to the Property, except as otherwise expressly set forth in the Title Commitment.
The phrases “to the best of Seller’s Knowledge”, “to the knowledge of Seller” and words of similar import shall mean the actual, current knowledge of Stephen McPartlin, Manager of Seller, or Chris McPartlin, agent for the Seller, without any independent investigation, and does not include any imputed or constructive knowledge that may be attributed to such individuals. Such individuals shall have absolutely no personal liability under this Agreement.
7.2    Buyer’s Representations and Warranties. The representations, warranties and covenants of Buyer in this Section 7.2 shall survive the Closing for one (1) year. Buyer represents, warrants and covenants to Buyer as of the Effective Date and as of the Closing Date as follows:
7.2.1    Buyer is duly organized, validly existing, and in good standing under the laws of the State of its formation.
7.2.2    Buyer has all requisite power and authority to execute and deliver this Agreement and to carry out its obligations hereunder and the transactions contemplated hereby. This Agreement has been, and the documents contemplated hereby will be, duly executed and delivered by Buyer and constitute its legal, valid, and binding obligation enforceable against it in accordance with its terms.
7.2.3    Buyer is not any of the following: (i) a person or entity that is listed in the annex to, or is otherwise subject to the provisions of the Executive Order; (ii) a person or entity owned or controlled by, or acting for or on behalf of any person or entity that is listed in the Annex to, or is otherwise subject to the provisions of, the Executive Order; (iii) a person or entity that is named as a “specifically designated national” or “blocked person” on the most current list published by OFAC at its official website, http://www.treas.gov/offices/enforcement/ofac; (iv) a person or entity that is otherwise the target of any economic sanctions program currently administered by OFAC; or (v) a person or entity that is affiliated with any person or entity identified in the foregoing clauses (i), (ii), (iii), or (iv).
7.2.4    Except for Broker, Buyer has not dealt with any investment adviser, real estate broker or finder, or incurred any liability for any commission or fee to any investment adviser, real estate broker or finder, in connection with the purchase of the Property or this Agreement.

8.    COVENANTS.
8.1    Seller. Seller covenants and agrees with Buyer as follows:
8.1.1    Between the Effective Date and the Closing Date, Seller shall not execute any new lease, contract, approval or encumbrance affecting the Property or amend, modify, renew, extend or terminate any of the existing Leases, Contracts, Approvals or Permitted Exceptions without the prior approval of Buyer, which approval may be withheld in Buyer’s sole and absolute discretion; provided, however, that any Leases that are either renewed on a month-to-month basis or are consistent with the current leasing practices of Seller as of the Effective Date, including, without limitation, current rental rates and concessions as of the Effective Date, shall be deemed to be automatically approved by Buyer. Under no circumstance may Seller enter into any new lease for a term of less than 6 months or more than 15 months, or accept any payments under any Leases more than 2 months in advance. Further, Seller, in emergency situations or in situations that are critical to the operation of the Property, may enter into Contracts for goods and services without the approval of Buyer, provided that such Contracts must be terminable upon no more than thirty (30) days’ notice without payment of any penalty or fee. Notwithstanding anything herein to the contrary, Buyer shall be deemed to have approved a proposed lease or contract if Buyer has not made an objection to such lease or contract within two (2) Business Days after Buyer’s receipt of such proposed lease or contract and a written request for approval from Seller.
8.1.2    Between the Effective Date and the Closing Date, Seller shall manage, operate, maintain and repair the Property in the ordinary course of business in accordance with Seller’s current management, operating, maintenance and repair practices in effect as of the Effective Date (including, without limitation, maintenance of substantially the same advertising and marketing programs for the Real Property in effect as of the Effective Date), keep the Property in good repair and working order and sound condition, comply with the Approvals, Permitted Exceptions, and all covenants, conditions, restrictions, laws, statutes, rules, regulations and ordinances applicable to the Property, keep the Leases, the Contracts, the Approvals and Permitted Exceptions in force, and promptly give Buyer copies of all default and other material notices given or received by Seller under the Leases (exclusive of customary delinquency notices given to tenants) or the Contracts or any violation of or material matters concerning the Approvals, Permitted Exceptions or any covenants, conditions, restrictions, laws, statutes, rules, regulations or ordinances applicable to the Property. Seller shall not (i) create or agree to any easements, liens, mortgages, encumbrances or other interests that would affect the Property or Seller’s ability to comply with this Agreement; (ii) initiate or consent to, approve or otherwise take any action with respect to zoning or any other governmental rules or regulations presently applicable to all or any part of the Real Property; or (iii) fail to pay in a timely fashion all proper bills for labor or services for work performed for or on behalf of Seller with respect to the Property. Between the Effective Date and the Closing Date, Seller shall keep in force property insurance covering all buildings, structures, improvements, machinery, fixtures and equipment included in the Real Property insuring against all risks of physical loss or damage, subject to standard exclusions, in an amount equal to the actual replacement cost (without deduction for depreciation) of such buildings, structures, improvements, machinery, fixtures and equipment.

8.1.3    Immediately after Seller obtains any written information indicating that any Hazardous Substances may be present or any Release or threatened Release of Hazardous Substances may have occurred in, on or under the Real Property (or any nearby real property which could migrate to the Real Property) or that any violation of any Environmental Laws may have occurred at the Real Property, Seller shall give written notice thereof to Buyer with a reasonably detailed description of the event, occurrence or condition in question. Seller shall immediately furnish to Buyer copies of all written communications received by Seller from any person (including notices, complaints, claims or citations that any Release or threatened Release of any Hazardous Substances or any violation of any Environmental Laws has actually or allegedly occurred) or given by Seller to any person concerning any past or present Release or threatened Release of any Hazardous Substances in, on or under the Real Property (or any nearby real property which could migrate to the Real Property) or any past or present violation of any Environmental Laws at the Real Property. Seller shall not be deemed to have breached the foregoing covenants with respect to Lawful Substances. As used in this Agreement, the following definitions shall apply: “Environmental Laws” shall mean all federal, state and local laws, ordinances, rules and regulations now or hereafter in force, as amended from time to time, in any way relating to or regulating human health or safety, or industrial hygiene or environmental conditions, or protection of the environment, or pollution or contamination of the air, soil, surface water or groundwater, and includes the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. § 9601, et seq., the Resource Conservation and Recovery Act, 42 U.S.C. § 6901, et seq., the Clean Water Act, 33 U.S.C. § 1251, et seq., and the Hazardous Substance Account Act. “Hazardous Substances” shall mean any substance or material that is described as a toxic or hazardous substance waste or material or a pollutant or contaminant, or words of similar import, in any of the Environmental Laws, and includes, without limitation, asbestos, petroleum (including crude oil or any fraction thereof, natural gas, natural gas liquids, liquefied natural gas, or synthetic gas usable for fuel, or any mixture thereof), petroleum products, polychlorinated biphenyls, urea formaldehyde, radon gas, radioactive matter, medical waste, and chemicals which may cause cancer or reproductive toxicity. “Release” shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing into the environment, including continuing migration, of Hazardous Substances into or through soil, surface water or groundwater. “Lawful Substances” shall mean the safe and lawful use and storage by Seller, any tenant or any other person of quantities of (i) pre-packaged supplies, cleaning materials and petroleum products customarily used in the operation and maintenance of comparable multifamily properties, (ii) cleaning materials, personal grooming items and other items sold in pre-packaged containers for consumer use and used by tenants and occupants of residential dwelling units in the Property, and (iii) petroleum products used in the operation and maintenance of motor vehicles from time to time located on the Property’s parking areas, so long as all of the foregoing are used, stored, handled, transported and disposed of in compliance with Environmental Laws (collectively, “Lawful Substances”)
8.1.4    Seller shall promptly (i) notify Buyer in writing of any litigation, arbitration, condemnation or administrative hearing before any court or governmental agency concerning Seller or the Property that is instituted after the Effective Date, other than eviction or unlawful detainer actions that will be completed prior to Closing, (ii) provide to Buyer copies of any Leases or Contracts entered into after the Effective Date (subject to the terms of Section 8.1.1 above) and any documents or materials received by Seller from and after the Effective Date that would have been included in Seller Deliveries if received prior to such date, and (iii) within three (3) Business Days after Seller’s receipt of request therefor, provide to Buyer an updated Rent Roll with all information concerning the Leases updated through the date that is three (3) Business Days before the date that the updated Rent Roll is delivered to Buyer.
8.1.5    Seller shall indemnify and defend Buyer against and hold Buyer harmless from all claims, demands, liabilities, losses, damages, costs and expenses, including reasonable attorneys’ fees and disbursements, (i) that may be suffered or incurred by Buyer if any representation or warranty made by Seller in Section 7.1 hereof, excluding Section 7.1.17, was untrue or incorrect in any material respect when made or deemed remade or that may be caused by any breach by Seller of any such representation or warranty or any breach of this Agreement, or (ii) arising from or based on any failure by Seller to perform all obligations of Seller in accordance with the Leases, Contracts, Approvals, Permitted Exceptions or applicable laws before the Closing Date, or any third party property damage or personal injury occurring in, on or about the Real Property before the Closing Date.
8.1.6    Between the Effective Date of this Agreement and the Closing Date, Seller shall not (i) in any manner sell, convey, assign, transfer, encumber or otherwise dispose of the Property or any part thereof or interest therein, or (ii) market, initiate, solicit, continue or respond to any offers or negotiations related to the sale of the Property or any material portion thereof or interests therein.
8.1.7    Seller shall not dissolve its existing entity and shall remain validly existing and in good standing under the laws of the State of its formation during the period commencing on the Effective Date of this Agreement and ending on the date that is nine (9) months after the Closing Date; provided, however, that if Buyer gives Seller written notice of a claim under this Agreement on or before the expiration of such period or final tax pro-rations remain outstanding, such covenant shall extend until the date such claim has been satisfactorily resolved in Buyer’s reasonable discretion and/or such final tax pro-rations have been paid.
The indemnification obligations of Seller set forth in this Section 8.1 shall survive the Closing for a period of nine (9) months. Any claim made by Buyer in connection with said indemnities shall be made within nine (9) months after the Closing or termination or shall automatically be null, void and of no force or effect whatsoever, and Buyer’s remedies for any such claim shall be limited to recovery of damages not to exceed an amount equal to one and one-half percent (1.5%) of the Purchase Price; provided, however, that there shall be no such monetary limitation on Buyer’s damages in connection with any third party personal injury claims; and provided further however that Buyer shall not be entitled to indemnification from Seller with respect to a breach by Seller of a representation or warranty or of this Agreement of which Buyer had actual knowledge prior to Closing, it being understood and agreed that Buyer’s remedies with respect to any such breach actually discovered by Buyer prior to Closing shall be as set forth in Section 3.4 above.
8.2    Buyer. Buyer covenants and agrees with Seller as follows: 8.2.1    Buyer shall indemnify and defend Seller against and hold Seller harmless from all claims, demands, liabilities, losses, damages, costs and expenses, including reasonable attorneys’ fees and disbursements, (i)

that may be suffered or incurred by Seller if any representation or warranty made by Buyer in Section 7.2 hereof was untrue or incorrect in any material respect when made or deemed remade or that may be caused by any breach by Buyer of any such representation or warranty or any breach of this Agreement, or (ii) arising from or based on any failure by Buyer to perform all obligations of Buyer in accordance with the Leases, Contracts Approvals, Permitted Exceptions or applicable laws arising and accruing on or after the Closing Date and during Buyer’s ownership of the Property, or any third party property damage or personal injury occurring in, on or about the Real Property from or after the Closing Date.
The indemnification obligations of Buyer set forth in this Section 8.2 shall survive the Closing for a period of nine (9) months. Any claim made by Seller in connection with said indemnities shall be made within nine (9) months after the Closing or termination or shall automatically be null, void and of no force or effect whatsoever, and Seller’s remedies for any such claim shall be limited to recovery of damages not to exceed an amount equal to one and one-half percent (1.5%) of the Purchase Price; provided, however, that there shall be no such monetary limitation on Seller’s damages in connection with any third party personal injury claims; and provided further however that Seller shall not be entitled to indemnification from Buyer with respect to a breach by Buyer of a representation or warranty of which Seller had actual knowledge prior to Closing, it being understood and agreed that Seller’s remedies with respect to any such breach actually discovered by Seller prior to Closing shall be as set forth in Section 3.3 above.
8.3    Broker Indemnity. Seller hereby agrees to indemnify and hold Buyer harmless from and against any and all claims for brokerage or finder’s fees or other similar commissions or compensation made by any and all other brokers or finders claiming to have dealt with Seller in connection with this Agreement or the consummation of the transaction contemplated hereby. Buyer hereby agrees to indemnify and hold Seller harmless from and against any and all claims for brokerage or finder’s fees or other similar commissions or compensation made by any and all other brokers or finders claiming to have dealt with Buyer in connection with this Agreement or the consummation of the transaction contemplated hereby, other than Broker. The terms of this Section 8.3 shall survive Closing.
9.    ADJUSTMENTS AND PRORATIONS.
9.1    Generally. All taxes (including, without limitation, real estate taxes and personal property taxes), collected rents, laundry income, fees, rents and other income paid under any contracts Buyer elects to assume pursuant to Section 6.6 above (including, without limitation, any amounts paid on or in connection with the execution of the applicable contract for rights and privileges provided over the term of the applicable contract), parking income, furniture rental, charges for utilities (including water, sewer, gas, and fuel oil) and for utility services, maintenance and service contracts under any contracts Buyer elects to assume pursuant to Section 6.6 above, all other operating costs and expenses that are customarily prorated in similar transactions (but not including insurance premiums, management fees, employee costs, etc.), and all other income of every kind that in any manner relates to the operation of the Property shall be prorated as of 11:59 p.m. the day immediately preceding the Date of Closing (the “Proration Date”). If the amount of any such items is not known on the Proration Date, they shall be apportioned on the basis of the amounts for the preceding year, with a reapportionment as soon as the new amounts can be ascertained. Given real estate taxes are paid in arrears in the State of Illinois, real estate taxes shall be prorated based upon a separate real estate tax re-proration agreement drafted by Seller’s counsel and approved by Buyer’s counsel. Any deposits on utilities paid by Seller shall be returned to Seller.

On the Date of Closing, Seller shall deliver to Buyer all inventories of supplies on hand at the Property owned by Seller, if any, at no additional cost to Buyer.
9.2    Rental Income. Rental income from the Property (including, without limitation, laundry income, late fees and charges, and all other payments received from tenants under or in connection with the Leases) shall be prorated as of the Proration Date. Non-delinquent rents shall be prorated as of the Proration Date. Rents delinquent as of the Proration Date (i.e., rents that are due and owing after the expiration of any applicable grace period or, if no grace period is provided, after the date such rents are due), but collected later, shall be prorated as of the Proration Date when collected. Rents collected after the Proration Date from tenants whose rental was delinquent at the Proration Date shall be deemed to apply first to the current rental due at the time of payment and second to rentals which were delinquent as of the Proration Date. Rents collected after the Proration Date to which Seller is entitled shall be promptly paid to Seller. For a period of sixty (60) days after the Closing Date, Buyer shall use reasonable efforts to collect all rents which are delinquent as of the Proration Date with no obligation to incur any expenses or commence litigation to collect such rents. Commencing as of sixty one (61) days after the Closing Date, Seller may use reasonable efforts, including litigation, to collect any rents delinquent as of the Proration Date which are still uncollected; provided, however, in exercising its remedies against tenants as outlined in this Section, Seller shall not evict any tenant of the Property or otherwise unreasonably interfere with Buyer’s operation of the Property. With respect to all unapplied security deposits, if any, made by tenants at the Property, Buyer shall receive a credit toward the Purchase Price for all such security deposits then held on behalf of Seller at Closing. Any leasing commissions with respect to the Leases shall be the sole responsibility of Seller, and shall be paid or discharged fully at or prior to Closing.
9.3    RUBS. Within ninety (90) days after the Closing Date, all reimbursable utility bills for utility charges incurred by Seller and reimbursable to Seller from the tenants under the Leases for periods prior to Closing (“RUBS”), if received by Buyer, shall be remitted by Buyer to Seller. Thereafter, Buyer shall have no obligation to remit RUBS income to Seller.
9.4    Proration Period. If any of the items subject to proration hereunder cannot be prorated as of the Proration Date because the information necessary to compute such proration is unavailable, or if any errors or omissions in computing prorations as of the Proration Date are discovered subsequent to the Close of Escrow, then such item shall be reapportioned and such errors and omissions corrected as soon as practicable after the Close of Escrow and the proper party reimbursed within thirty (30) days after such party’s receipt of written demand therefor. This covenant shall survive the Closing of the sale contemplated hereby for a period of two years (2) year with respect to tax prorations and ninety (90) days with respect to all other prorations, and shall then terminate.
9.5    Rent Ready Adjustments. Not more than forty-eight (48) hours prior to Close of Escrow (“Walk Through Date”), a representative of Buyer and a representative of Seller shall conduct an onsite walk-through of the then unoccupied rental units on the Property to determine whether such unoccupied rental units are in “rent ready” condition. With respect to any rental unit that is vacated either (a) on or before five (5) days prior to Close of Escrow that Seller has not placed in a “rent ready” condition before the Walk Through Date or (b) on or after the Walk Through Date, Buyer shall receive a credit against the Purchase Price at Closing in the amount of $750 per unit. As used herein, “‘rent ready’ condition” means Seller’s practice and procedures, as of the date of this Agreement, for placing units in “rent ready” condition. Nothing contained in this Section 9.5 shall be construed as limiting Buyer’s rights and Seller’s obligations under the other provisions of this Agreement.
10.    CLOSING DOCUMENTS.
10.1    Seller’s Deliveries. Conditioned upon performance by Buyer hereunder, Seller shall execute and deliver to Escrow Holder prior to Closing the following:
10.1.1    Deed. A special warranty deed with respect to the Real Property, in the form of attached Exhibit “D” (the “Deed”), subject only to the Permitted Exceptions;
10.1.2    Assignment and Assumption of Leases, Contracts and Approvals. An assignment of all of Seller’s right, title and interest in and to the Leases, Contracts and Approvals in the form of attached Exhibit “E” (“General Assignment”);
10.1.3    Bill of Sale. A bill of sale in the form of attached Exhibit “F”, assigning and transferring to Buyer all of the right, title, and interest of Seller in and to the Personal Property and the Intangible Property;
10.1.4    Non-Foreign Certificate. A certification that Seller is not a non-resident alien (a foreign corporation, partnership, trust, or estate as defined in the Internal Revenue Code and Treasury Regulations promulgated thereunder), in the form of attached Exhibit “G”;
10.1.5    Tenant Notices. Notices to the tenants under all Leases of the occurrence of the sale of the Property in the form of attached Exhibit “H”, as may be modified at the reasonable request of Buyer to conform to the requirements of applicable law;
10.1.6    Affidavit(s). An affidavit of Title in form customarily used in real estate transactions in the State of Illinois and ALTA statement, with ALTA statement in such form customarily used by Escrow Holder, identifying no construction, debts, liens or parties in possession (other than residential tenants disclosed to Buyer) that may affect the Property after the Closing Date;
10.1.7    Gap Indemnity. If requested by Escrow Holder to facilitate Closing, a gap indemnity in the form customarily used by Escrow Holder; and
10.1.8    Rent Roll. An updated Rent Roll, in the same form and with the same categories of information as on the initial Rent Roll, with all information concerning the Leases updated through the Proration Date.

10.2    Buyer’s Deliveries. Conditioned upon performance by Seller hereunder, Buyer shall execute and deliver to Escrow Holder prior to Closing the General Assignment.
10.3    Other Closing Documents. Each party shall deliver to the other party or Escrow Holder such duly executed and acknowledged or verified certificates, affidavits, and other usual and customary closing documents respecting the power and authority to perform the obligations hereunder and as to the due authorization thereof by the appropriate corporate, partnership, or other representatives acting for it, as counsel for the other party or Escrow Holder may reasonably request, and such conveyancing or transfer tax forms or returns, if any, as are required to be delivered by Seller or Buyer under applicable state or local law in connection with the conveyance of the Real Property. Each party shall deliver any additional documents that the other party or Escrow Holder may reasonably require for the proper consummation of the transaction contemplated by this Agreement; provided, however, that no such additional document shall expand any obligation, covenant, representation or warranty of such party or result in any new or additional obligation, covenant, representation or warranty of such party under this Agreement beyond those expressly set forth in this Agreement.
10.4    Closing Documents. All documents to be delivered to Escrow Holder pursuant to this Section 10 shall hereinafter be referred to as “Closing Documents”.
10.5    Possession. Upon Closing, Seller shall deliver to Buyer sole possession of the Property, subject to the rights of tenants in possession (as residential tenants only) under the Leases.
11.    COSTS. Seller shall pay the State of Illinois and County of Lake real estate transfer taxes and documentary stamps, the cost of the Title Commitment and any updates thereto, the cost of a standard ALTA Owner’s Policy of Title Insurance (the “Title Policy”), the costs of any endorsements to the Title Policy to the extent that such endorsements are necessary to cure any Objections that Seller has elected or is required to cure, all fees to Broker, and the cost of preparation of Seller’s Closing Documents. Buyer shall pay the cost for extended ALTA title insurance coverage, if desired, the cost of any endorsements to the title policy (if requested by Buyer), the cost of preparation of Buyer’s Closing Documents, and the cost of any updated survey, if desired. Seller and Buyer shall each pay one-half (1/2) of (i) Escrow Holder’s escrow fee including the cost of a New York style closing (excluding charges assessed by Escrow Holder for special services, which shall be paid by the party requesting or using such special services), (ii) recording fees for the Deed, and (iii) other closing costs. Each party shall pay its own attorney’s fees. Any municipal transfer taxes or inspection fees shall be paid by the party as specified in the applicable local ordinance.
12.    CASUALTY OR CONDEMNATION.During the period from the Opening of Escrow through Closing, all risk of loss from fire or other casualty or condemnation shall be borne by Seller. If, prior to Closing, all or any portion of the Property is damaged by fire or other natural casualty (collectively “Damage”) or is taken or made subject to condemnation, eminent domain, or other governmental acquisition proceedings (collectively “Eminent Domain”), then Seller shall promptly notify Buyer and the following procedures shall apply:

12.1    If the aggregate cost of repair and/or replacement of the Damage (collectively, “repair and/or replacement”) is $50,000 or less, in the opinion of Buyer’s and Seller’s respective engineering consultants, Buyer shall close and take the Property as diminished by such events, subject to a reduction in the Purchase Price applied against the cash otherwise due at the Closing in the full amount of the repair and/or replacement. Any casualty insurance shall be the sole property of Seller.
12.2    If the aggregate cost of repair and/or replacement is greater than $50,000, in the opinion of Buyer’s and Seller’s respective engineering consultants, or in the event of Eminent Domain, then Buyer may terminate this Agreement in which Deposit shall be returned to the Buyer. If Buyer does not elect to terminate this Agreement, then Buyer shall close and take the Property as diminished by such events, subject to a reduction in the Purchase Price applied against the cash otherwise due at the Closing in the full amount of the repair and/or replacement and any casualty insurance shall be the sole property of Seller.
12.3    In the event of a dispute between Seller and Buyer with respect to the cost of repair and/or replacement with respect to the matters set forth in this Section, an engineer designated by Seller and an engineer designated by Buyer shall select an independent engineer licensed to practice in the jurisdiction where the Property is located who shall resolve such dispute. All fees, costs, and expenses of this third engineer so selected shall be shared equally by Buyer and Seller.
13.    ATTORNEYS’ FEES.Notwithstanding anything to the contrary in this Agreement, in any action to enforce or interpret the provisions of this Agreement, the prevailing party shall be entitled to request that the court, arbitration panel, or other tribunal order an award of its attorneys’ fees and costs. The terms of this Section 13 shall survive Closing or any earlier termination of this Agreement.
14.    ASSIGNMENT.Buyer shall have the right, with approval of Seller, before the Closing Date, to assign this Agreement or to have Seller convey, assign and transfer the Property at the Closing in accordance with this Agreement to any person or entity designated by Buyer in such notice; except that no approval of Seller shall be required for the assignment by Buyer to any affiliate of Steadfast Apartment REIT, Inc. or Steadfast Apartment REIT III, Inc. Except in connection with a like-kind exchange as provided in Section 26, Seller may not assign this Agreement.
15.    WAIVER.No waiver of any breach of any agreement or provision contained herein shall be deemed a waiver of any preceding or succeeding breach of any other agreement or provision herein contained. No extension of time for the performance of any obligation or act shall be deemed an extension of time for the performance of any other obligation or act.
16.    GOVERNING LAW; TIME.This Agreement shall be construed under the laws of the State in which the Real Property is located being Illinois (without regard to the principles thereof governing conflicts of laws). All periods of time referred to in this Agreement shall include all business and non-business days unless business days are specified, however, that if the date or last date to perform any act or give a notice with respect to the Agreement shall fall on a day that is not a business day, such act or notice may be timely performed or given on the next succeeding business day.
17.    NOTICES.All notices required or permitted to be given hereunder shall be in writing and sent by overnight delivery service (such as Federal Express), in which case notice shall be deemed given on the day after the date sent, or by personal delivery, in which case notice shall be deemed given on the date received, or by certified mail, in which case notice shall be deemed given three (3) days after the date sent, or by electronic mail (with copy by overnight delivery service), in which case notice shall be deemed given on the date sent, to the appropriate address set forth below or at such other place or places as either Buyer or Seller may, from time to time, respectively, designate in a written notice given to the other in the manner described above. In such case a copy of such notice shall also be sent by e-mail to counsel for the party at the e-mail address as appears below.

To Seller: With Copy To:
Ashford Properties, Series D
551 Roosevelt Road-#103
Glen Ellyn, Illinois 60137
Attn: Chris McPartlin
Phone: 630-805-1500
E-mail: Chris@ashford-llc.com

Cisar & Mrofka, Ltd.
One Mid America Plaza, Suite 125
Oakbrook Terrace, IL 60181
Attn: Gary Evans, Esq.
Phone: 630-530-0000
E-mail: gevans@cismrof.com

To Buyer:	Steadfast Asset Holdings, Inc. 18100 Von Karman Ave., Suite 500 Irvine, CA 92612 Attn: Ana Marie del Rio, Esq. E-mail: AnaMarie.delRio@steadfastco.com Telephone No.: (949) 852-0700
With Copy To:	Garrett DeFrenza Stiepel Ryder LLP 3200 Bristol Street, Suite 850 Costa Mesa, CA 92626-1808 Attn: Marcello F. De Frenza Email: mdefrenza@gdsrlaw.com Phone: (714) 384-4302
18.    ENTIRE AGREEMENT.This instrument, executed in duplicate, sets forth the entire agreement between the parties and may not be canceled, modified, or amended except by a written instrument executed by both Seller and Buyer.

19.    COUNTERPARTS; COPIES.This Agreement may be executed and delivered in any number of counterparts, each of which so executed and delivered shall be deemed to be an original and all of which shall constitute one and the same instrument. Electronic, photocopy and facsimile copies of signatures may be used in place and stead of original signatures with the same force and effect as originals.
20.    AUTHORITY.The individual(s) executing this Agreement on behalf of each party hereto hereby represent and warrant that he/she has the capacity, with full power and authority, to bind such party to the terms and provisions of this Agreement.

21.    RECORD ACCESS AND RETENTION.
Seller shall promptly provide to Buyer (at Buyer’s expense) copies of, or shall provide Buyer reasonable access to, such factual information as may be reasonably requested by Buyer, and in the possession or control of Seller, or its property manager or accountants, to enable Buyer’s auditor to conduct an audit, in accordance with Rule 3-14 of Securities and Exchange Commission Regulation S-X, of the income statements of the Property for the year to date of the year in which Closing occurs plus the two (2) immediately preceding calendar years (provided, however, that other than fees paid or payable to Seller, a Seller affiliate or a third party for on-site property management, such audit shall not include an audit of asset management fees internally allocated by Seller (as opposed to paid to a third party) or interest expenses attributable to the Seller). In no event shall Seller be obligated to deliver any Excluded Documents to Buyer. Buyer shall be responsible for all out-of-pocket costs, including Seller’s reasonable legal and accounting fees associated with this audit. Seller shall reasonably cooperate (at no cost to Seller) with Buyer’s auditor in the conduct of such audit. In addition, Seller agrees to provide to Buyer or any affiliate of Buyer, if requested by such auditor, historical financial statements for the Property, including (without limitation) income and balance sheet data for the Property, whether required before or after Closing. Without limiting the foregoing, (i) Buyer or its designated independent or other auditor may audit Seller’s operating statements of the Property, at Buyer’s expense, and Seller shall provide such documentation as Buyer or its auditor may reasonably request in order to complete such audit, and (ii) Seller shall furnish to Buyer such financial and other information as may be reasonably required by Buyer or any affiliate of Buyer to make any required filings with the Securities and Exchange Commission or other governmental authority. Seller’s obligation to maintain its records for use under this Section 21 shall be an on-going condition to Buyer’s obligation to Close Escrow, and Seller shall maintain its records for use under this Section 21 for a period of not less than two (2) years after the Closing Date. The provisions of this Section shall survive Closing. Notwithstanding anything in this Agreement to the contrary, it shall not be a default or breach by Seller of this Agreement if, after making diligent and good faith efforts to provide all information in Seller’s possession or reasonable control (including that of its auditors, accountants, current property manager and previous property manager (Fiduciary)) for Buyer’s audit under this Section 21, Buyer’s auditors reasonably determine that the Property is not auditable; in which event Buyer’s sole remedies shall be to either terminate this Agreement and receive a refund of its Deposit, or to proceed to close without such information.
22.    CONTRACT CONSIDERATION.The parties have bargained for and expressly agree that the rights and obligations of each party contained in this Agreement, including, without limitation, Buyer’s obligation to deliver the Initial Deposit to Escrow Holder, constitute sufficient consideration for the other party’s execution, delivery and performance of this Agreement in accordance with its terms, including without limitation, Buyer’s exclusive right to inspect and purchase the Property pursuant to this Agreement and all contingencies and conditions of Closing for the benefit of Buyer set forth in this Agreement.
23.    JURY TRIAL WAIVER.EACH OF THE PARTIES HEREBY WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO WHICH SELLER AND/OR BUYER MAY BE PARTIES ARISING OUT OF, IN CONNECTION WITH, OR IN ANY WAY PERTAINING TO, THIS AGREEMENT. THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY MADE BY THE PARTIES AND EACH HEREBY REPRESENTS AND WARRANTS TO THE OTHER THAT NO REPRESENTATIONS OF FACT OR OPINION HAVE BEEN MADE BY ANY INDIVIDUAL TO INDUCE THIS WAIVER OF TRIAL BY JURY OR TO IN ANY WAY MODIFY OR NULLIFY ITS EFFECT. EACH PARTY FURTHER REPRESENTS AND WARRANTS TO THE OTHER THAT IT HAS BEEN REPRESENTED IN THE SIGNING OF THIS AGREEMENT AND THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, OF ITS OWN FREE WILL, AND HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL. THE PROVISIONS OF THIS SECTION SHALL SURVIVE CLOSING OR THE TERMINATION OF THIS AGREEMENT.
24.    COUNSEL.EACH PARTY HERETO WARRANTS AND REPRESENTS THAT EACH PARTY HAS BEEN REPRESENTED BY COUNSEL OF ITS CHOICE IN CONNECTION WITH THE EXECUTION OF THIS AGREEMENT AND HAS HAD AMPLE OPPORTUNITY TO READ, REVIEW, AND UNDERSTAND THE PROVISIONS OF THIS AGREEMENT.
25.    EQUAL PARTICIPATION.SELLER AND BUYER HAVE PARTICIPATED EQUALLY IN THE PREPARATION OF THIS AGREEMENT, AND, THEREFORE, THIS AGREEMENT AND EACH PROVISION HEREOF SHALL NOT BE CONSTRUED IN FAVOR OF OR AGAINST ANY PARTY TO THIS AGREEMENT BY REASON OF ONE PARTY’S BEING DEEMED TO PREPARED THIS AGREEMENT OR IMPOSED SUCH PROVISION.
26.    TAX-FREE EXCHANGE.
Should Seller intend to complete a like-kind exchange in accordance with Section 1031 of the Internal Revenue Code (“like-kind exchange”), Seller may enter into a like-kind exchange agreement with a third party exchange accommodation titleholder or qualified intermediary and, in connection therewith, assign its rights under this Agreement to said third party provided that said Agreement shall be binding upon the assignee in all respects as to the obligations to the Buyer. Buyer hereby agrees to reasonably cooperate with Seller in the like-kind exchange without any cost, expense or liability to Buyer and without reduction or alteration of the rights of Buyer under this Agreement and with respect to Seller; provided, however that Buyer shall not be required to undertake any liability or obligation and provided further that such like-kind exchange does not extend the Closing Date or be a condition to Closing. As part of such like-kind exchange, Seller shall convey the Property directly to Buyer and Buyer shall not be obligated to acquire any other property or interests as part of such like-kind exchange. Seller shall indemnify and hold Buyer harmless and defend Buyer from any and all claims, demands, causes of action, liabilities, losses, costs, damages and expenses (including reasonable attorneys’ fees and expenses and court costs) of any kind and nature in connection with such like-kind exchange for benefit of Seller or Buyer’s cooperation with Seller to accomplish such like-kind exchange. Nothing herein shall release Seller of any of the obligations or liabilities under this Agreement. The terms of this Section 26 shall survive Closing or any earlier termination of this Agreement.
27.    CONFIDENTIALITY.
The Seller Deliveries are hereby deemed confidential and shall be kept confidential, and not be disclosed or published in any manner, by Buyer without the express written consent of Seller, except for any Permitted Disclosures (as hereinafter defined). Additionally, except for any Permitted Disclosures, Buyer and Seller agree to keep, and to direct their agents, employees, representatives and brokers to keep, the existence and content of this Agreement and the transaction contemplated herein confidential. Seller and Buyer covenant and agree that neither of them will issue any press releases regarding the Property or the transaction contemplated herein that identifies the other party without the prior consultation and express written approval of the other, which approval shall not be unreasonably withheld, conditioned or delayed. Notwithstanding anything to the contrary hereinabove set forth, either party may disclose such information: (a) to its employees, agents, representatives, brokers, consultants, contractors, potential lenders, and to members of professional firms serving it or its potential lenders, (b) to Escrow Holder, (c) as permitted under Section 6.2, and (d) as any governmental or quasi-governmental agency may require, as is necessary in order to comply with applicable laws or any court order, or in response to or in connection with any legal process (collectively, the “Permitted Disclosures”). In addition, the confidentiality obligations of this Section 27 shall not apply to any information that is a matter of public record or generally available to the public (other than as a result of the disclosure thereof in breach of this Section). The provisions of this section shall survive Closing for a period of two years.
28.    JOINT AND SEVERAL OBLIGATIONS.
If Seller consists of more than one party, each shall be jointly and severally liable to perform the obligations of Seller under this Agreement.

[SIGNATURES APPEAR ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first above written.

SELLER:

ASHFORD PROPERTIES, LLC, Series D-
Gurnee Partners at Carriage House, an
Illinois limited liability company

By:	/s/ Stephen E. McPartlin
Name:	Stephen E. McPartlin
Its:	Manager

And

By:	/s/ S. Scott McPartlin
Name:	S. Scott McPartlin
Its:	Manager

BUYER:

STEADFAST ASSET HOLDINGS, INC.,
a California corporation

By:	/s/ Rodney F. Emery
Name:	Rodney F. Emery
Its:	Chief Executive Officer

EXHIBIT “A”
Description of Real Property

EXHIBIT “A”

EXHIBIT “B-1”

Personal Property Description

EXHIBIT “B-2”

Excluded Personal Property Description

EXHIBIT “C”

		Deliverable?	N/A to Property	Not to Seller’s Knowledge, or available to Seller
CONSTRUCTION / REHABILITATION
1	Most current Survey obtained by or on behalf of Seller	Survey Only
2	Construction contracts, if any, including for all work completed in past 3 years			X
3	Current capital improvements with schedule (past 2 years) (budget for future not required)	Will request from Fiduciary
4	Detailed unit-by-unit list of upgraded vs. non-upgraded units (if applicable)			X; to my knowledge, only 6 units have been “upgraded”
5	Warranties in effect, if any (construction, roof, mechanical equipment, etc.)	If any, 8 boilers might be under warranty for another 6 months. Otherwise, N/A.
6
All licenses, permits, and governmental approvals,  including business license (with expiration date & annual costs), fictitious business name statements and building permits (showing placed in service/completion dates)
X
7	Certificate(s) of Occupancy for all buildings			X
8	List and description of tenant or common area work in progress, if any		X
9	Copies of all governmental correspondence or notices pertaining to the property, including but not limited to building code, health code, zoning and fire code			X
10	Maintenance records/work orders, including water intrusion log, for past 12 months	Expected to be located in each unit file folder and seller to inquire about common areas
11	Operation & Maintenance (O&M) Manuals, if any, for maintenance of equipment or hazardous materials	Yes

EXHIBIT “C”

		Deliverable?	N/A to Property	Not to Seller’s Knowledge, or available to Seller
12
If new construction, list of all consultants and contractors for the work completed to date
a.             Asphalt company
b.             Concrete company
c.             Excavating/Grading contractor
d.             MEP contractor (utilities)
e.             Soils Engineer
f.              Surveyor (who laid out the development)
X
13	If new construction, confirmation if the current roads in the undeveloped area have a base under the asphalt, as well as the depth of the utilities and the sleeves.		X
14	If new construction, details on brick and asphalt shingles finishes (to match for balance of the buildings)		X
FINANCIAL
1	Financial/Operating Statements: Trailing-12, YTD & 2-yr historical (none of which are audited)	Will request from Fiduciary. Perlmark is just getting YTD finalized.
2	General Ledger, prior year, most recent quarter-end & YTD (in Excel format)	Will request from Fiduciary.
3
Tax bills: Real Property and Personal Property bills and Assessment notices, current and past 3 years, with proof of payment (including special assessments or districts and all documentation concerning appeals)
Yes; don’t believe we have assessment notices. Have not appealed RE taxes
4	Accounts Payable Aging Detail, prior year, most recent quarter-end & YTD	Will request from Fiduciary.
5	Aged Delinquency Report (showing total rent outstanding) with status of any files placed for eviction or collection	Will request from Perlmark
6
Utility bills for any master-metered utility expenses and any resident unit utilities paid by the Property, monthly YTD and past calendar year (access to utility billing site is preferred, if applicable)
Yes. Could grant permission to Utility website. Hard copies of bills may not be available any longer.
7	List of meters, account numbers and any required deposits (typically for gas, electric, water or phone)	Yes.

EXHIBIT “C”

		Deliverable?	N/A to Property	Not to Seller’s Knowledge, or available to Seller
8	Operating budget, current year and/or next available			2016 Budget is still be created by Perlmark
MANAGEMENT/LEASING/OPERATIONS
1	Monthly rent rolls, prior year and YTD, in Excel in the same format as previously provided	Will provide what Fiduciary & Perlmark have
2
Current leases for all tenants with all available tenant correspondence files, including amendments/letters/agreements/default notices given or received, with all historical litigation pleadings, if any (access to electronic lease files is preferred, if applicable)
Will provide all tenant files. Not certain what records Perlmark keeps.
3	Current form of lease with all addenda	Yes. From Perlmark.
4	List of leases under negotiation or currently out for signature	Yes. From Perlmark.
5	Market Rent Survey			Not sure that Perlmark conducted one.
6	Occupancy history, monthly for past 2 years and current YTD	Yes
7	Current staff list (names, titles, hire dates, salary, unit info, hours per week, list of benefits, commissions offered, if any)	Yes, from Perlmark.
8	Job descriptions for staff positions	Yes, from Perlmark
9	Worker’s Comp insurance loss run history, including Experience Modification Rate, for current management company (YTD & past 3 yrs)			X; could request from Perlmark.
10	OSHA 300 Log (most recent 3 years)	To request from Perlmark
11	Amenity Report (listing amenities per unit type, with any adjustment in rent) - current			X
12	Resident Demographics Report - current			X; don’t believe Perlmark has this...
13	List of all active (within last 6 mos) vendors utilized at the property, including name, function, contact information	Yes. Request from Fiduciary & Perlmark
14	All operating and management service contracts, including but not limited to:

EXHIBIT “C”

	Deliverable?	N/A to Property	Not to Seller’s Knowledge, or available to Seller
a. Advertising (including any apt. locator services & pay-per-lease agreements)	From Perlmark
b. Alarm monitoring (including any firm alarm & security cameras)	Office Only (Perlmark)
c. Cable/TV (including any revenue sharing programs); if none, please indicate so in writing		X
d. Elevator		X
e. Equipment leases (such as copier, postage machines, key control systems)		X
f. Fire extinguisher (including any fire sprinkler systems)	Extinguisher only (Perlmark)
g. Furniture rental		X
h. HVAC		X
i. Internet (including any leased equipment such as modems and firewalls	Office only (Perlmark)
j. Janitorial services (including any uniform cleaning services)		X
k. Landscaping (including any pond/lake maintenance and snow removal)	Perlmark
l. Laundry		X
m. Pest control (including any termite contracts)	Perlmark
n. Phone (landlines, cell phones, pagers, answering service)	Perlmark
o. Pool (maintenance, emergency phone, etc.)	Perlmark
q. Security (including any on-site courtesy officer arrangements)		X
r. Trash (including recycling programs); Also a copy of the most recent invoice	Perlmark
s. Revenue Sharing (such as vending machines, pay phones)		X
t. Collection Recovery	Perlmark
u. Credit/application verification	Perlmark
w. Software (including any property management software such as OneSite, Yardi, etc.)	Perlmark
x. Common Area Services (such as office cleaning, dog waste removal, etc.)		X
y. Utility Billing by Third Party, if any		X; We do have a fixed contact on Gas w/ termination clause
z. Gate/Access Systems (including software for programming access cards/remotes)		X
aa. Towing/Parking Services	Perlmark

EXHIBIT “C”

		Deliverable?	N/A to Property	Not to Seller’s Knowledge, or available to Seller
	bb. Website Domain (including any website hosting)	Perlmark
	cc. Boiler Maintenance and Water Treatment	Perlmark
15	Copies of all default and other material notices given or received under any service contracts			X
16	Copies of all current Certificates of Liability Insurance for any commercial tenants (including laundry and cell towers)		X; Don’t believe we have commercial tenants, will verify
PHYSICAL ITEMS
1	Marketing photos, including aerial photos if available	Limited; only pictures we have taken
2	List of fire safety equipment, such as smoke sensors, suppression devices, etc. ~~(including system type, rating, map of locations, etc.)~~	Perlmark
3	Fire/Life Safety Inspection Report (current) with proof of completion of any required work	Perlmark
4	Current insurance certificates and Declarations Pages: Evidence of Commercial Property Insurance and Certificate of Insurance	Yes
5	Insurance loss run history, past 3 years and YTD (property & general liability)	Request from AFI
6	Any existing third party reports, including but not limited to:
	a. Certified, as-built ALTA Survey	Yes
	b. ~~Asbestos, Lead-Based Paint, or Mold Reports and/or~~ Operations & Maintenance (O&M) Plans	Yes
	c. Engineering study or inspection (structural or otherwise)			X
	d. Phase I Environmental, with any Radon Testing Results			X
	e. Property Condition Report			X
	f. Soils/Geotechnical and, if new construction, concrete			X
	g. Termite			X
TITLE AND AGREEMENTS
1	Existing Owner’s Title Insurance Policy and current Title Insurance Commitment with copies of all recorded documents referenced therein	Gary Evans will order
2	Zoning: any reports, compliance letters, maps, ordinances, amendments, CC&R’s, special use permits, etc.			X
3	Pending litigation summary and copies of all pleadings, if applicable			X

EXHIBIT “C”

		Deliverable?	N/A to Property	Not to Seller’s Knowledge, or available to Seller
4	Governmental Agreements: Any city or county development agreements, bonds, tax increment financing agreements, municipal utility agreements, etc.			X
5
Condo / Association documents, if applicable (articles of incorporation, bylaws, CC&R’s, Declaration of Horizontal Regime, budgets, material notices, rules and regulations, names of officers/directors, contact information, etc.)
X

IF PROPERTY IS SUBJECT TO CONDO, HOA OR OTHER ASSOCATION, PLEASE ALSO INDICATE WHETHER SELLER CONTROLS THE ASSOCIATION OR HAS ELECTED/APPOINTED ANY OFFICERS/DIRECTORS, in which event we also need:  all contracts to which the association is a party (including management agreement and service contracts, bank statements, list of members, status of dues/delinquency report and other books and records
X
6	Development Agreements: Any development agreements or restrictions with any private party		X
7	Access Agreements: Any agreements for shared roadways, driveways or other access		X	X
8	Amenities Agreements: Any reciprocal easement agreements or shared used agreements for any amenities		X	X
9	Any other agreements that will be binding on the property after closing or that provide any material benefit to or obligation on the property, including any specific plan associated with subdivision	Locked Rate agreement for Gas...will provide.
10
All default and other material notices given or received relating to any violation of or material matters concerning any governmental approvals, any covenants, conditions, restrictions, encumbrances,  affecting the Property, or any laws, statutes, rules, regulations or ordinances applicable to the Property
X
REIT 3-14 AUDIT ITEMS
1	Cash Disbursement Journal or Check Register (prior year, most recent quarter-end and YTD)
2	Trial Balance, prior year, most recent quarter-end and YTD (in Excel format)	Request from Fiduciary& Perlmark
3	Bank Statements and Reconciliations, prior year, most recent quarter-end and YTD (monthly)	Yes
4	Tax bills (Real Property & Personal Property) - Proof of payment for past full calendar year and YTD	Yes
5	Property management agreement; indicate whether entity is related party for disclosure purposes	Yes; Third Party Management
6	Copies of insurance policies and Declarations Pages, past 3 years	Yes.

EXHIBIT “C”

	Deliverable?	N/A to Property	Not to Seller’s Knowledge, or available to Seller
7
UPON REQUEST, rent and expense selections, prior year, most recent quarter-end and YTD (25 respective selections to be made by Buyer’s independent REIT 3-14 auditors based upon items received for #1-6 above)

8
UPON REQUEST, payroll selections, prior year, most recent quarter-end and YTD (2-months of selections with detailed support to be made by Buyer’s independent REIT 3-14 auditors; detailed support to be requested may include inputs, timecards, reimbursement calculations, agreements or contracts as necessary, to support and recalculate the payroll amounts shown in the financial statements)

9
UPON REQUEST, current or former lease selections, as the case may be, with copies of back-up for rents received (for both resident and any housing authority portion paid, as applicable), prior year and YTD (25 selections to be made by Buyer’s independent REIT 3-14 auditors)

EXHIBIT “C”

EXHIBIT “D”
Form of Deed

[INSERT CAPTION/RECORDING REQ’TS FROM TITLE CO]

THIS SPECIAL WARRANTY DEED, made this _____ day of ______, 2016, between ASHFORD PROPERTIES, LLC, Series D-Gurnee Partners at Carriage House, an Illinois limited liability company, duly authorized to transact business in the State of Illinois, party of the first part, and _____________, a Delaware limited liability company, with its offices at 18100 Von Karman Ave., Suite 500, Irvine, CA 92612, party of the second part, WITNESSETH, that the party of the first part, for and in consideration of Ten and 00/100 Dollars ($10.00) in hand paid by the party of the second part, the receipt whereof is hereby acknowledged, and pursuant to authority of the Members/Managers of said Company by these presents does REMISE, RELEASE, ALIEN AND CONVEY unto the party of the second part, and to its successors and assigns, FOREVER, all the following described real estate, situated in the County of Lake and State of Illinois known and described as follows, to wit:

See legal description attached hereto as Exhibit A and made a part hereof.

PIN:

ADDRESS:	Carriage House Apartments, consisting of 136 units, located at 4344 McClure Avenue, Gurnee, IL 60031

Together with all and singular hereditaments and appurtenances thereunto belonging, or in anywise appertaining, and the reversion and reversions, remainder and remainders, rents, issues, and profits thereof, and all the estate, right, title, interest, claim or demand whatsoever, of the party of the first part, either in law or equity, of, in and to the above described premises, with the hereditaments and appurtenances: TO HAVE AND TO HOLD the said premises as above described, with the appurtenances, unto the party of the second part, its heirs and assigns forever.

And the party of the first part, for itself, and its successors, does covenant, promise and agree, to and with the party of the second part, its heirs and assigns, that it has not done or suffered to be done, anything whereby the said premises hereby granted are, or may be, in any manner encumbered or charged, except as herein recited; and that the said premises, against all persons lawfully claiming, or to claim the same, by, through or under it, it WILL WARRANT AND DEFEND SPECIALLY, subject to: See Exhibit B attached hereto and made a part hereof.

EXHIBIT “D”

IN WITNESS WHEREOF, said party of the first part has caused its seal to be hereto affixed, and has caused its name to be signed to these presents by its Manager, the day and year first above written.

ASHFORD PROPERTIES, LLC, Series D-Gurnee Partners at Carriage House, an
Illinois limited liability company

By: _____________
Name: ____________
Title: _____________

[INSERT NOTARY BLOCK]

This instrument was prepared by:

(Name and Address)

Mail To:                        SEND SUBSEQUENT TAX BILLS TO:

_____________________
c/o Steadfast Companies
18100 Von Karman Ave., Suite 500
Irvine, CA 92612

EXHIBIT “C”

EXHIBIT “E”
Form of General Assignment
ASSIGNMENT AND ASSUMPTION
OF LEASES, CONTRACTS AND APPROVALS
THIS ASSIGNMENT AND ASSUMPTION OF LEASES, CONTRACTS AND APPROVALS (this “Assignment”) is made as of the _____ day of __________________, 2016, by and between ASHFORD PROPERTIES, LLC, Series D-Gurnee Partners at Carriage House, an Illinois limited liability company (“Assignor”), and _________________________, a _________________________ (“Assignee”).
W I T N E S S E T H:
For good and valuable consideration, receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee hereby agree as follows:
1.    Assignor hereby sells, transfers, assigns and conveys to Assignee the following:
(a)    All right, title and interest of Assignor in and to all leases and occupancy agreements relating to the Property, including, without limitation, those certain leases described on Exhibit A attached hereto and made a part hereof (collectively, the “Leases”), relating to the leasing of space in or on that certain land and improvements located in the County of Lake, State of Illinois, more particularly described in Exhibit B attached hereto (the “Property”), and all of the rights, interests, benefits and privileges of the lessor thereunder, and all prepaid rents and security and other deposits held by Assignor under the Leases and not credited to Assignee under the Purchase Agreement (defined below) or credited or returned to tenants; but subject to all terms, conditions, reservations and limitations set forth in the Leases.
(b)    To the extent assignable, all right, title and interest of Assignor in and to those certain contracts set forth on Exhibit C attached hereto and made a part hereof, and all warranties, guaranties, indemnities and claims (including, without limitation, for workmanship, materials and performance) and which exist or may hereafter exist against any contractor, subcontractor, manufacturer or supplier or laborer or other services relating thereto (collectively, the “Contracts”).
(c)    To the extent assignable, all right, title and interest of Assignor in and to all building permits, certificates of occupancy, and other certificates, permits, licenses and governmental approvals relating to the design, construction, ownership, occupancy, use, management, operation, maintenance or repair of the Property, including, without limitation, those identified on Exhibit D attached hereto and made a part hereof (collectively, the “Approvals”) and any plans, specifications, studies, reports or surveys relating to the Property.
2.    This Assignment is given pursuant to that certain Purchase and Sale Agreement and Joint Escrow Instructions (as amended, the “Purchase Agreement”) dated as of __________ 2016, between Assignor and Assignee’s predecessor-in-interest, STEADFAST ASSET HOLDINGS,

EXHIBIT “E”

INC., a California corporation, providing for, among other things, the conveyance of the Leases, the Contracts and the Approvals.
3.    Assignee hereby accepts the assignment of the Leases, the Contracts and the Approvals and agrees to assume and discharge, in accordance with the terms thereof, all of the obligations thereunder arising from and after the date hereof.
4.    Assignor agrees to indemnify, defend and hold harmless Assignee from and against any and all claims, demands, liabilities, losses, damages, costs and expenses (including, without limitation, reasonable attorneys’ fees and expenses) asserted against or suffered or incurred by Assignee as a result of or in connection with any liabilities or obligations under all leases and occupancy agreements relating to the Property in effect at any time before the date hereof, and all contracts and agreements relating to the Property in effect at any time before the date hereof; provided, however, that Assignor’s indemnification obligations under this Paragraph 4 shall be limited to liabilities or obligations thereunder relating to periods before the date hereof. The indemnification obligation of Assignor set forth herein shall automatically expire nine (9) months after the date of this Agreement.

5.    Assignee agrees to indemnify, defend and hold harmless Assignor from and against any and all claims, demands, liabilities, losses, damages, costs and expenses (including, without limitation, reasonable attorneys’ fees and expenses) asserted against or suffered or incurred by Assignor as a result of or in connection with any liabilities or obligations under all leases and occupancy agreements relating to the Property in effect at any time on or after the date hereof, and all contracts and agreements relating to the Property in effect at any time on or after the date hereof; provided, however, that Assignee’s indemnification obligations under this Paragraph 5 shall be limited to liabilities or obligations thereunder relating to periods from and after the date hereof. The indemnification obligation of Assignee set forth herein shall automatically expire nine (9) months after the date of this Agreement.

6.    In any action to enforce the provisions of this Assignment, the prevailing party shall be entitled to an award of its attorneys’ fees and costs. This Assignment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same Assignment. The terms, covenants and conditions hereof shall inure to the benefit of and be binding upon the respective parties hereto, their heirs, executors, administrators, successors and assigns. Any alteration, change or modification of or to this Assignment, in order to become effective, must be made in writing and in each instance signed on behalf of each party to be charged. No provision of this Assignment that is held to be inoperative, unenforceable or invalid shall affect the remaining provisions, and to this end all provisions of this Agreement shall be severable. This Assignment shall be governed by the laws of the State of Illinois.

7.    If Assignor consists of more than one party, each shall be jointly and severally liable to perform the obligations of Assignor under this Assignment.

EXHIBIT “E”

IN WITNESS WHEREOF, the parties have executed this Assignment as of the date first above written.

ASSIGNOR:

ASHFORD PROPERTIES, LLC, Series D-Gurnee
Partners at Carriage House, an
Illinois limited liability company

By:_______________________________________
Name:_____________________________________
Its:________________________________________

ASSIGNEE:
_________________________________,
a ________________________________

By:______________________________________
Name:____________________________________
Its: ______________________________________

Exhibit A    Leases
Exhibit B    Description of the Property
Exhibit C    Contracts
Exhibit D    Approvals

EXHIBIT “E”

EXHIBIT “F”
Form of Bill of Sale
BILL OF SALE
Know all men by these presents, that ASHFORD PROPERTIES, LLC, Series D-Gurnee Partners at Carriage House, an Illinois limited liability company (“Grantor”), for and in consideration of the sum of ten dollars and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, does bargain, sell, grant, transfer, assign, and convey to _________________________, a Delaware limited liability company (“Grantee”) all of its right, title, and interest, if any, in and to any and all (i) tangible personal property owned by Grantor and now at, in or upon or used in connection with the property commonly known as Carriage House Apartments, located in the City of Gurnee, County of Lake and State of Illinois (“Property”), and more particularly described on Exhibit A attached hereto, including without limitation the tangible personal property listed on Schedule 1 attached hereto, and (ii) intangible personal property owned by Grantor in connection with or arising out of the ownership of the Property.
Grantor is selling and Grantee is purchasing the Property “AS IS WHERE IS” with all faults except as provided in that certain Purchase and Sale Agreement and Joint Escrow Instructions dated as of ______________, 2016 between Grantor and Grantee’s predecessor-in-interest, STEADFAST ASSET HOLDINGS, INC., a California corporation.
If Grantor consists of more than one party, each shall be jointly and severally liable to perform the obligations of Grantor under this Bill of Sale.
IN WITNESS WHEREOF, Grantor has executed this Bill of Sale as of the ____ day of ___________________, 2016.

ASHFORD PROPERTIES, LLC, Series D-Gurnee Partners at Carriage House, an
Illinois limited liability company

By: __________________________________
Name: ________________________________
Its: ___________________________________

EXHIBITS:
A - Legal Description
SCHEDULES:
1 – Tangible Personal Property

EXHIBIT “F”

EXHIBIT “G”
Form of Non-Foreign Certificate
CERTIFICATE OF NON-FOREIGN STATUS
Section 1445 of the Internal Revenue Code provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. To inform _________________________, a Delaware limited liability company (“Transferee”), that withholding of tax is not required upon the disposition of a U.S. real property interest by ASHFORD PROPERTIES, LLC, Series D-Gurnee Partners at Carriage House, an Illinois limited liability company (“Transferor”), the undersigned hereby certifies to Transferee the following on behalf of Transferor:

1.    Transferor is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations);
2.    Transferor’s U.S. employer identification number is _____________; and
3.    Transferor’s office address is _________________________________________.
Transferor understands that this certification may be disclosed to the Internal Revenue Service by Transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.
Under penalties of perjury, the undersigned declares that the undersigned has examined this certification and to the best of the undersigned’s knowledge and belief it is true, correct and complete, and the undersigned further declares that the undersigned has authority to sign this document on behalf of Transferor.
Dated as of ____________________, 2016.

ASHFORD PROPERTIES, LLC, Series D-Gurnee Partners at Carriage House, an Illinois limited liability company By: __________________________ Name: ________________________ Title: _________________________

EXHIBIT “G”

STATE OF ___________________    )
    )    ss.
COUNTY OF _______________    )

On         , before me,         ________            , a Notary Public personally appeared                                 , who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of _________________ that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

________________
Notary Public                (SEAL)

EXHIBIT “E”

EXHIBIT “H”
Form of Tenant Notice

[**DATE**]

TO:	All Valued Residents of Carriage House Apartments

Re:	Notice of Lease Assignment and Transfer of Security Deposit

This letter is to notify you that the property commonly known as Carriage House Apartments, 4344 McClure Avenue, Gurnee, IL 60031 (“Property”) has this date been sold and the ownership transferred.

In connection with this sale, all of the interest of the lessor under your lease of space in the Property, together with your security deposit, have been transferred to the new owner. You are hereby notified that, from and after the date hereof and until further notice, all future payments under your lease should be made payable to [**COMMUNITY NAME**] and mailed to [**COMMUNITY LEASING OFFICE ADDRESS**]. In addition, all questions or other matters regarding your lease should be directed to the property manager at [**COMMUNITY LEASING OFFICE PHONE NUMBER**].

Thank you for your cooperation.

By:___________________________ Name: ________________________ Its: ____________________________

_______________________, a Delaware limited liability company

By: _______________________ Name: _____________________ Its: _________________________

EXHIBIT “H”

Exhibit "I"

CHICAGO TITLE AND TRUST COMPANY

1725 S. NAPERVILLE ROAD, WHEATON, ILLINOIS 60187

Refer to: Julee Ebbert
Phone no.: 630 871 3531
Fax no.:

STRICT JOINT ORDER #1 ESCROW TRUST INSTRUCTIONS (EARNEST MONEY)

ESCROW TRUST NO: 201602111 DATE:

To: Chicago Title and Trust Company, Escrow Trustee:

Customer Identification:

Seller: Ashford Properties, LLC Series D-Gumee Partners at Carriage House, an Illinois Limited Liability Company

Purchaser: Steadfast Asset Holdings, Inc., a California Corporation

Property Address: 4344 McClure Aveune, Gurnee, Illinos 60031

Project Reference: Carriage House Gurnee

Proposed Disbursement Date: May 30, 2016

Deposits:

Will Deposit

1. The sum of $100,000.00 by Steadfast Asset Holdings, a California Corporation representing: EARNEST MONEY

Delivery of Deposits:
The above-referenced escrow trust deposits ("deposits") are deposited with the escrow trustee to be delivered by it only upon the receipt of a joint order of the undersigned or their respective legal representatives or assigns.

In no case shall the above-mentioned deposits be surrendered except upon the receipt of an order signed by the parties hereto, their respective legal representatives or assigns, or in obedience to the court order described below.

Billing Instructions:
Escrow trust fee will be billed as follows: Buyer, at closing 1/2 Seller 1/2 Buyer

The parties acknowledge that beginning after a period of one year from the date of this agreement, Chicago Title and Trust Company will impose an administrative maintenance fee (quarterly, semi-annually, or annually) equivalent to the fee set forth on the Company's then current rate schedule.

This fee may be deducted from the outstanding escrow balance or billed to Buyer.

PLEASE NOTE: The escrow trust fee for these joint order escrow trust instructions is due and payable within 30 days from the projected disbursement date (which may be amended by joint written direction of the parties hereto). In the event no projected disbursement date is ascertainable, said escrow trust fee is to be billed at acceptance and is due and payable within 30 days from the billing date. Chicago Title and Trust Company, at its sole discretion, may reduce or waive the escrow trust fee for these joint order escrow instructions in the event the funds on deposit herein are transferred to or disbursed in connection with sale escrow trust instructions or an agency closing transaction established at Chicago Title.

Investment:

Deposits made pursuant to these instructions may be invested on behalf of any party or parties hereto; provided that any direction to escrow trustee for such investment shall be expressed in writing and contain the consent of all parties to this escrow, and also provided that escrow trustee is in receipt of the taxpayer's identification number and investment forms as required. Escrow trustee will, upon request, furnish information concerning its procedures and fee schedules for investment.

In the event the escrow trustee is requested to invest deposits hereunder, Chicago Title and Trust Company is not to be held responsible for any loss of principal or interest which may be incurred as a result of making the investment or redeeming said investment for the purposes of these escrow trust instructions.

Direction Not to Invest / Right to Commingle:

Except as to deposits of funds for which escrow trustee has received express written direction concerning investment or other handling, the parties hereto direct the escrow trustee NOT to invest any funds deposited by the parties under the terms of this escrow and waive any rights which they may have under Section 2-8 of the Corporate Fiduciary Act (205 ILCS 620/2-8) to receive interest on funds deposited hereunder. In the absence of an authorized direction to invest funds, the parties hereto agree that the escrow trustee shall be under no duty to invest or reinvest any such funds at any time held by it hereunder; and, further, that escrow trustee may commingle such funds with other deposits or with its own funds in the manner provided for the administration of funds under said Section 2-8 and may use any part or all of such funds for its own benefit without obligation to any party for interest or earnings derived thereby, if any. Provided, however, nothing herein shall diminish escrow trustee's obligation to apply the full amount of such funds in accordance with the terms of these escrow instructions.

Compliance With Court Order:

The undersigned authorize and direct the escrow trustee to disregard any and all notices, warnings or demands given or made by the undersigned (other than jointly) or by any other person. The said undersigned also hereby authorize and direct the escrow trustee to accept, comply with, and obey any and all writs, orders, judgments or decrees entered or issued by any court with or without jurisdiction; and in case the said escrow trustee obeys or complies with any such writ, order, judgment or decree of any court, it shall not be liable to any of the parties hereto or any other person, by reason of such compliance, notwithstanding any such writ, order, judgment or decree be entered without jurisdiction or be subsequently reversed, modified, annulled, set aside or vacated. In case the escrow trustee is made a party defendant to any suit or proceedings regarding this escrow trust, the undersigned, for themselves, their heirs, personal representatives, successors, and assigns, jointly and severally, agree to pay to said escrow trustee, upon written demand, all costs, attorney's fees, and expenses incurred with respect thereto. The escrow trustee shall have a lien on the deposit(s) herein for any and all such costs, fees and expenses. If said costs, fees and expenses are not paid, then the escrow trustee shall have the right to reimburse itself out of the said deposit(s).

Execution:

These escrow trust instructions are governed by and are to be construed under the laws of the State of Illinois. The escrow trust instructions, amendments, or supplemental instructions hereto, may be executed in counterparts, each of which shall be deemed an original and all such counterparts together shall constitute one and the same instrument.

For Seller: Steadfast Asset Holdings, Inc.
Name: Ginger Davis, Esq
By: Steadfast Companies
Address: 18100 Von Karman Ave
Phone: 949 825 6704
Fax: 949 825 6705

Signature: Ginger Davis

Name: Cisar & Mrofka, Ltd.
By: Gary R. Evans, Esq.
Address: One Mid America Plaza, Suite 125, Oak Brook Terrace, Illinois 60181
Phone: 630-530-0000
Fax: 630-530-0000

Signature: [signature]

Accepted; Chicago Title and Trust Company, as Escrow Trustee

SCHEDULE 1

LEASES

[Rent Roll Attached]

EXHIBIT “J”

Page 1
4/5/2016
11:38 AM

Rent Roll
carriage - 601 Skokie Blvd.
As of Date: 04/05/2016
Select By: Move In Date

Unit	Unit Type	Tenant Code	Tenant Name	Unit Sqft	Market Rent	Actual Rent	Deposit	Move In	Move Out
F4321-01	1bm	432101jn	Jaime Navarro	650.0	749.00	749.00	500.00	10/27/15	
F4321-02	1bm	432102ql	Quieshala Little	650.0	749.00	749.00	54.00	03/01/16	
F4321-03	1bs	432103sm	Stephanie Miller	625.0	709.00	709.00	379.00	06/04/15	
F4321-04	1bl	432104rc	Rosa Cardenas	700.0	789.00	789.00	604.00	07/11/15	
F4321-05	1bs	432105mw	Mildred Wilson	625.0	699.00	699.00	479.00	01/10/15	
F4321-06	1bs	432106gv	Geraldo Velasquez	625.0	732.00	732.00	599.00	02/25/06	
F4321-07	1bl	432107mk	Maria Kuylen	700.0	779.00	779.00	384.00	05/28/13	
F4321-08	1bs	432108db	Donte Bridgeman	625.0	732.00	732.00	229.00	12/22/08	
F4333-01	1bm	433301bo	Adrienne Bond	650.0	749.00	749.00	700.00	03/19/16	
F4333-02	1bm	433302tl	Thomas Lindh	650.0	749.00	749.00	350.00	01/13/16	
F4333-03	1bs	433303jb	Jonathan Becker	625.0	709.00	709.00	559.00	05/10/13	
F4333-04	1bl	433304am	Amber Matthews	700.0	769.00	769.00	329.00	05/31/14	
F4333-05	1bs	433305ch	Cassandra Hillard	625.0	739.00	739.00	379.00	09/04/15	
F4333-06	1bs	433306ap	Andrea Pagan	625.0	719.00	719.00	579.00	11/03/15	
F4333-07	1bl	433307sn	Stanley Nycek	700.0	799.00	799.00	579.00	08/17/15	
F4333-08	1bs	433308lh	Lydia Hernandez	625.0	699.00	699.00	699.00	04/23/15	
F4334-01	1bm	433401eh	Essence Hood	650.0	749.00	749.00	729.00	01/13/16	
F4334-02	1bm	433402tb	Tamara Bellefeuille	650.0	709.00	709.00	63.00	05/01/13	
F4334-03	1bs	433403am	Andres Mora	625.0	709.00	709.00	450.00	05/13/15	
F4334-04	1bl		VACANT	700.0	799.00				
F4334-05	1bs	t0054231	Lindsay Reynolds	625.0	699.00	699.00	320.00	04/02/14	
F4334-06	1bs	433406gt	Guy Tascher	625.0	719.00	719.00	0.00	04/01/16	
F4334-07	1bl	t0123604	Annie Howard	700.0	789.00	789.00	350.00	09/04/15	
F4334-08	1bs	t0048581	Luis Figueroa	625.0	728.00	728.00	639.00	04/04/12	
F4349-01	1bm	t0064680	Catherine Vergara	650.0	739.00	739.00	335.00	08/11/14	
F4349-02	1bm	434902my	Mohammed Yousuf	650.0	749.00	749.00	379.00	12/21/15	
F4349-03	1bs	t0048584	Christopher Jordan	625.0	722.00	722.00	355.00	08/01/12	
F4349-04	1bl	434904mg	Mark Globis	700.0	789.00	789.00	300.00	10/17/94	
F4349-05	1bs	t0142434	Alexis Garcia	625.0	719.00	719.00	350.00	10/31/15	
F4349-06	1bs	t0089027	Maryl Solorzano	625.0	699.00	699.00	450.00	04/04/15	
F4349-07	1bl	t0095613	Angela England	700.0	779.00	779.00	550.00	03/19/15	
F4349-08	1bs	434908rz	Roberto Zamarripo	625.0	719.00	719.00	379.00	02/12/16	
F4350-01	1bm	435001lr	Luis Limon-Rizo	650.0	749.00	749.00	550.00	10/05/15	
F4350-02	1bm	t0146305	Carol Alcorn	650.0	749.00	749.00	379.00	11/07/15	
F4350-03	1bs	435003sg	Susan Gilligan	625.0	709.00	709.00	349.00	08/11/14	
F4350-04	1bl	435004pc	Poiter Crawford	700.0	768.00	768.00	784.00	11/10/12	
F4350-05	1bs	t0048595	Barry Smith	625.0	698.00	698.00	320.00	04/26/13	
F4350-06	1bs	435006ag	Artemio Galindo	625.0	693.00	693.00	728.00	01/30/15	
F4350-07	1bl	t0048597	Konstantinos Kaliarmanis	700.0	729.00	729.00	320.00	02/27/12	
F4350-08	1bs	t0048598	Cuauhtemoc S. Barrera	625.0	709.00	709.00	320.00	10/25/13	
F4369-01	1bm	t0081595	Lisandra Jaime	650.0	607.00	607.00	100.00	01/01/15	
F4369-02	1bm	436902pa	Perry Angelo	650.0	752.00	752.00	229.00	01/30/08	
F4369-03	1bs	t0060331	France McHerron	625.0	709.00	709.00	320.00	07/07/14	
F4369-04	1bl	436904jc	Joseph Centeno	700.0	799.00	799.00	350.00	11/02/15	
F4369-05	1bs	t0414253	Michael Bates	625.0	719.00	719.00	719.00	10/02/15	
F4369-06	1bs	436906jb	Jordana Ballesteros	625.0	699.00	699.00	350.00	04/04/15	
F4369-07	1bl	t0048606	Craig Barrick	700.0	789.00	789.00	1,398.00	08/05/09	
F4369-08	1bs	436908as	Anarelig Salgado	625.0	709.00	709.00	350.00	10/12/13	
F4370-01	1bm	437001re	Roy Engstrom	650.0	702.00	702.00	123.00	03/15/11	
F4370-02	1bm	t0070300	Alfredo Mendez	650.0	739.00	739.00	389.00	09/01/14	
F4370-03	1bs	437003se	Stephanie Espinoza	625.0	709.00	709.00	359.00	08/08/13	
F4370-04	1bl	437004jt	Juan Trevino	700.0	789.00	789.00	350.00	05/05/15	
F4370-05	1bs	t0048615	Agustin Leon	625.0	709.00	709.00	320.00	10/11/13	
F4370-06	1bs	t0048616	Saul Ramirez-Zarate	625.0	729.00	729.00	100.00	01/31/09	
F4370-07	1bl	t0048617	Virgil Laning	700.0	789.00	789.00	355.00	09/05/13	
F4370-08	1bs	t0048618	Juan Cardenas	625.0	722.00	722.00	320.00	06/01/11	
G513-01	1bm	51301jg	Jaime Sotelo Giles	650.0	742.00	742.00	100.00	05/06/13	
G513-02	1bm	t0106826	Phillip Persha	650.0	739.00	739.00	350.00	05/07/15	
G513-03	1bs	51303ok	Olga Kordonskaya	625.0	719.00	719.00	379.00	01/30/16	
G513-04	1bi	g513-04	Joan Mortensen	700.0	799.00	799.00	729.00	01/29/16	
G513-05	1bs	51305mp	Marilyn Perry	625.0	709.00	709.00	320.00	08/11/14	
G513-06	1bs	t0048640	Raul Gonzalez	625.0	709.00	709.00	229.00	07/13/12	
G513-07	1bl	51307tj	Thomas Jackson	700.0	769.00	769.00	200.00	11/25/07	
G513-08	1bs	51308sc	Sophia Camarda	625.0	699.00	699.00	320.00	11/29/14	
G545-01	1bm	t0057057	Hortencia Mendez	650.0	719.00	719.00	335.00	04/18/14	
G545-02	1bm	54502mm	Maria Martinez	650.0	703.00	703.00	1,364.00	06/20/14	
G545-03	1bs	54503mg	Michelle Gumtow	625.0	699.00	699.00	550.00	02/28/15	
G545-04	1bl	54504dg	Davina Gordon	700.0	757.00	757.00	355.00	10/09/14	
G545-05	1bs	54505ma	Milton Arrieta	625.0	719.00	719.00	320.00	05/18/12	
G545-06	1bs	54506ka	Karol Anderson	625.0	722.00	722.00	520.00	08/27/14	
G545-07	1bl	54507or	Osvaldo Rivera	700.0	799.00	799.00	350.00	10/26/15

Page 2
4/5/2016
11:38 AM

Rent Roll

carriage - 601 Skokie Blvd.
As of Date: 04/05/2016
Select By: Move In Date

Unit	Unit Type	Tenant Code	Tenant Name	Unit Sqft	Market Rent	Actual Rent	Deposit	Move In	Move Out
G545-06	1bs	54508jh	Jennifer Hardy	625.0	709.00	709.00	350.00	05/13/15	
M4344-0	1bm		VACANT	650.0	0.00				
M4344-0	2b	434402bm	Brenda Martinez	825.0	899.00	899.00	451.00	09/01/14	
M4344-0	1bs	t0048654	Ryan O'Halluran	625.0	709.00	709.00	349.00	10/31/12	
M4344-0	1bl	t0048655	Dan Leeper	700.0	768.00	768.00	379.00	05/29/12	
M4344-0	1bs	t0048656	Isabel Reed	625.0	709.00	709.00	334.00	08/29/11	
M4344-0	1bs	t0082337	Rebeca Cintron	625.0	699.00	699.00	550.00	01/17/15	
M4344-0	1bl	434407tm	Thomas Morley	700.0	799.00	799.00	350.00	01/26/16	
M4344-0	1bs	t0106529	Zachary Kaplan	625.0	709.00	709.00	550.00	05/02/15	
M4347-0	1bm	t0048663	Eileen Briseno	650.0	719.00	719.00	54.00	11/05/11	
M4347-0	1bm	t0059814	Robert Bischoff	650.0	739.00	739.00	355.00	07/03/14	
M4347-0	1bs	t0141886	Saba Akhter	625.0	730.00	730.00	350.00	10/03/15	
M4347-0	1bl	t0048666	Michael Nycak	700.0	689.00	689.00	320.00	10/26/13	
M4347-0	1bs	t0048667	Elisa Gomez Zamora	625.0	667.00	667.00	323.00	03/13/13	
M4347-0	1bs	t0147227	Aksa Chacko	625.0	719.00	719.00	350.00	11/07/15	
M4347-0	1bl	434707cm	Christine Manser	700.0	799.00	799.00	529.00	10/02/15	
M4347-0	1bs	t0081341	Barabara Smith	625.0	699.00	699.00	550.00	01/14/15	
M4358-0	1bm	435801rc	Romualda Cervantes	650.0	738.00	738.00	335.00	07/02/14	
M4358-0	1bm	t0087140	Carmen Morales	650.0	729.00	729.00	335.00	10/02/14	
M4358-0	1bs	435803cm	Celia Mandujano	625.0	708.00	708.00	320.00	06/17/11	
M4358-0	1bl	435804ml	Mirian Lopez	700.0	799.00	799.00	700.00	02/27/16	
M4358-0	1bs	t0132712	Abraham Camargo	625.0	719.00	719.00	350.00	10/05/15	
M4358-0	1bs	t0048678	Antonia Hernandez	625.0	709.00	709.00	320.00	05/28/13	
M4358-0	1bl	t0118682	Leonard Beshel	700.0	789.00	789.00	350.00	08/11/15	
M4358-0	1bs	t0054276	Emily Sugure	625.0	698.00	698.00	320.00	04/03/14	
M4359-0	1bm	t0068015	Janet Lackhouse	650.0	729.00	729.00	684.00	09/03/14	
M4359-0	1bm	t0064723	Nancy Cummings	650.0	729.00	729.00	335.00	10/09/14	
M4359-0	1bs	435903lr	Luana Rueda	625.0	709.00	709.00	320.00	12/13/13	
M4359-0	1bl	435904ak	Asad Khan	700.0	778.00	778.00	335.00	06/27/14	
M4359-0	1bs	t0066789	Joshua Borman	625.0	699.00	699.00	320.00	08/27/14	
M4359-0	1bs	435906ms	Martin Sanchez	625.0	728.00	728.00	320.00	07/12/12	
M4359-0	1bl	t0098091	Silvia Mendoza	700.0	789.00	789.00	550.00	05/08/15	
M4359-0	1bs	t0054269	Lorena Espana	625.0	709.00	709.00	320.00	01/04/14	
M4373-0	2b	t0048707	Cesar Guzman	825.0	859.00	859.00	422.00	10/03/13	
M4373-0	1bm	437302sm	Suzette McCullum	650.0	749.00	749.00	350.00	03/07/16	
M4373-0	1bs	t0048710	Juvenal Ramirez	625.0	732.00	732.00	320.00	08/01/11	
M4373-0	1bl	437304rh	Robert Holeman	700.0	799.00	799.00	579.00	02/01/16	
M4373-0	1bs	437305ah	Aundrae Hutchins	625.0	719.00	719.00	400.00	10/31/15	
M4373-0	1bs	t0054262	Christopher Brackens	625.0	682.00	682.00	349.00	03/01/14	
M4373-0	1bl	t0048715	Eric Rudin	700.0	779.00	779.00	100.00	04/28/07	
M4373-0	1bs	t0048716	Sonia Gonzalez	625.0	709.00	709.00	320.00	09/30/11	
M4376-0	1bm	t0118416	Cassandra Wagner	650.0	739.00	739.00	350.00	07/25/15	
M4376-0	1bm	t0048718	Jose Isidoro-Cobix	650.0	762.00	762.00	100.00	06/26/09	
M4376-0	1bs	t0048721	Loretta Ivy	625.0	682.00	682.00	349.00	05/31/12	
M4376-0	1bl	t0048722	Elena Luca	700.0	778.00	778.00	100.00	11/28/09	
M4376-0	1bs	t0048723	Steven Sondman	625.0	700.00	700.00	799.00	02/26/06	
M4376-0	1bs	t0054264	Antonio Luzame	625.0	729.00	729.00	320.00	06/01/11	
M4376-0	1bl	t0048725	Petra Garcia	700.0	788.00	788.00	355.00	07/13/12	
M4376-0	1bs	t0065309	Dejan Milutinovic	625.0	709.00	709.00	320.00	07/29/14	
M4387-0	1bm	t0130685	Matthew Gaudio	650.0	749.00	749.00	404.00	09/08/15	
M4387-0	1bm	438702ms	Margaret Suk	650.0	739.00	739.00	335.00	08/05/14	
M4387-0	1bs	438703rp	Ricky Powell	625.0	737.00	737.00	329.00	02/18/97	
M4387-0	1bl	438704pg	Patricia Gonzalez	700.0	799.00	799.00	700.00	03/19/16	
M4387-0	1bs	438705mr	Maria L. Izquierdo Reyes	625.0	699.00	699.00	450.00	03/16/15	
M4387-0	1bs	438706em	Elizabeth McCabe	625.0	709.00	709.00	550.00	05/04/15	
M4387-0	1bl	438707ek	Edward Kristan	700.0	798.00	798.00	350.00	09/04/15	
M4387-0	1bs	438708mw	Mark Wiegold	625.0	709.00	709.00	680.00	07/06/15	
M4390-0	1bm	439001lw	Latraveles Williams	650.0	739.00	739.00	550.00	05/09/15	
M4390-0	1bm	439002rz	Robert Zahn	650.0	739.00	739.00	379.00	07/04/15	
M4390-0	1bs	439003cv	Carlos Valladares	625.0	709.00	709.00	520.00	06/21/14	
M4390-0	1bl	t0048740	Muralitharan Manicham	700.0	768.00	768.00	100.00	03/31/11	
M4390-0	1bs	439005cg	Chitravathy Govindarayalu	625.0	709.00	709.00	320.00	11/30/11	
M4390-0	1bs	439006mh	Mary Holland	625.0	737.00	737.00	300.00	09/23/13	
M4390-0	1bl	439007em	New Found. Ctr- Ernestine Mit	700.0	799.00	799.00	350.00	11/30/15	
M4390-0	1bs	439008rb	Roger Brown	625.0	723.00	723.00	662.00	07/03/12	
136			Total	88,750.0	99,463.00	98,664.00	54,444.00		
134			Total Occupied	87,400.0	98,664.00	98,664.00			
98.53			% Occupied	98.48	99.20	99.20

SCHEDULE 2

CONTRACTS

[Attached]

1) Nordic Energy
2) Property Management Agreement
3) (Seller is looking into waste contract)

SCHEDULE 2

Nordic Energy Services, L.L.C.
Natural Gas Sales Agreement

This Agreement is between Nordic Energy Services, L.L.C. (Nordic Energy) and Ashford Properties LLC Series D-Gurnee Partners at Garrison House (Customer) and applies to the accounts identified on Exhibit A. The parties agree to the following:

Term

This Agreement shall become effective on the first billing date following 10-1-2015. The initial term of this Agreement shall be 12 months. Upon expiration of the initial term, this Agreement shall renew for a period equal to the initial term and at the end of each renewed term shall continue to renew for the same period subject to the right of either party to terminate the Agreement upon written notice of not less than 30 days, but not more than 60 days, prior to the end of the initial term or any succeeding term. SHOULD AN EXHIBIT B BE EXECUTED WHICH EXTENDS BEYOND THE ORIGINAL EXPIRATION DATE OF THIS AGREEMENT THEN THIS AGREEMENT SHALL AUTOMATICALLY RENEW FOR AN ADDITIONAL PERIOD EQUAL TO THE INITIAL TERM. At this agreement's completion Customer may return to utility sales service. Should Customer's creditworthiness or financial responsibility become unsatisfactory to Nordic Energy at any time, Nordic Energy may suspend further deliveries upon 20 days notice. Customer must provide security satisfactory to Nordic Energy in order to resume service. Nordic Energy reserves the right, at its sole discretion, to terminate this Agreement at any time, without prior notice, if Customer does not comply with the terms of this Agreement or make timely payments hereunder.

Pricing

Nordic Energy agrees to act as Customer's exclusive natural gas supplier as set forth below and is offering Customer a variable rate. The variable rate for Tier 1 deliveries (historical volumes as provided by North Shore Gas plus storage) fluctuates each month and shall be the monthly index for natural gas deliveries to North Shore as published in Natural gas Intelligence (NGI) by Intelligence Press, Inc., Chicago City Gate plus $0.035/therm. For volumes in excess of Tier 1 deliveries: *Gas Daily Daily* midpoint for Chicago deliveries, plus $0.035/therm. For volumes that are less than Tier 1 deliveries, Seller will "buy back" the volumes at the following prices: *Gas Daily Daily* midpoint for Chicago deliveries, minus $0.035/therm. For volumes purchased by customer during a North Shore imposed "Critical Supply Shortage" period, the variable rate shall be the sum of $6.00 per therm plus 100% of the higher of the Daily Index, Midpoint or the Gas Charge as determined by North Shore plus $0.035/therm. For volumes purchased by customer during a North Shore imposed "Critical Supply Surplus" period, the variable rate shall be 100% of the Daily Index, Common High as determined by North Shore plus $0.035/therm. For volumes sold back to Nordic Energy during a North Shore imposed "Critical Supply Shortage" period, the variable rate shall be 100% of the Daily Index, Common Low as determined by North Shore minus $0.035/therm. For volumes sold back to Nordic Energy during a North Shore imposed "Critical Supply Surplus" period, the variable rate shall be 100% of the lower of the Daily Index, Midpoint or the Gas Charge as determined by North Shore minus $0.035/therm. Please note that this price applies only to the price of natural gas, not to the other charges associated with gas delivery. Customer is responsible for these other charges relating to delivering gas to Customer's account(s) including but not limited to LDC pooling and/or balancing fees. Customer is responsible for these other charges relating to delivering gas to Customer's account(s). Customer has the option to convert variable rate pricing to fixed pricing for any month or months. A specific Exhibit B shall be executed for each fixed price deal. Fixed pricing shall replace variable rate pricing for Tier 1 deliveries for the term of the fixed price agreement and shall be subject to the same true ups as outlined above. Variable rate pricing shall be used for any month (s) not covered under a specific Exhibit B. If there are changes to any tariffs, rules, regulations or procedures of Customer's Local Distribution Company (LDC), or of the pipelines used by Nordic Energy and or Nordic's supplier(s) to deliver natural gas that adversely affect Nordic Energy's ability to effectively or economically perform this Agreement, including changes to the "North Shore "Choices For You" Program" then Nordic Energy may terminate this Agreement upon 30 days written notice.

Services Provided by Nordic Energy

Subject to the terms hereof, Nordic Energy will perform the following services:

- Sell on a firm basis 100% of Customer's natural gas requirements up to the Maximum Daily Contract Quantity (MDCQ) for the facilities specified on Exhibit A.
- Make all necessary arrangements on behalf of Customer for delivery of 100% of Customer's natural gas requirements to the accounts identified in Exhibit A.
- Nordic Energy will make a reasonable effort to provide quantities requested in excess of the Customer's percentage of the pool's MDCQ.

Customer Obligations

Customer shall have the following obligations:

- Purchase from Nordic Energy on a firm basis 100% of Customer's natural gas requirements.
- Promptly notify Nordic Energy of any circumstances that may cause monthly usage to vary by more than ten percent (10%).

Price, Billing and Payment

Should Customer have any questions or concerns regarding their bill Customer may call our Customer Care Center any time 1-877-236-7079. North Shore will send you a single bill covering both North Shore's distribution and service charges as well as Nordic Energy's commodity charges. Customer's billing shall include storage activity throughout the year. Nordic Energy will issue a monthly true up invoice should customer's actual usage vary on a monthly basis from historical usage information provided by North Shore.

Customer is responsible for any and all taxes, fees, licenses, penalties or charges (Taxes) imposed on or with respect to the gas at or after the title transfer point(s), including any Taxes enacted after the Effective Date of this Agreement. In the event that Customer is exempt from the payment of any Taxes, Customer shall provide evidence of such exemption to Nordic Energy. In the event Customer fails to timely pay its bill and receives an arrears notice and does not pay the arrearage balance prior to Customer's next cycle billing date, then effective as of that next billing date, the Customer will be removed from the "North Shore "Choices For You" program and returned to bundled utility service. Customer's payment will be due on the date stated on Nordic Energy's bill. A late payment charge of one and a half percent per month or the maximum lawful rate, whichever is lower, shall be imposed on any past due balance. In the event that Customer requests a billing adjustment, Customer is obligated to pay all other amounts as invoiced. Upon reconciliation of a proposed billing adjustment Customer shall pay any additional amounts due to Nordic Energy. A $5.00 per month per meter administration fee will apply to all meters enrolled in the "North Shore "Choices For You" program. Additionally, Nordic may bill estimates in advance of meter reads should Customer's meter be cycle read.

NORDIC ENERGY SERVICES, LLC
Exhibit B

This Fixed Price Agreement, dated 9-28-15, is made part of the existing Natural Gas Sales Agreement dated 10-1-15 between Ashford Properties LLC Series D-Gurnee Partners at Carriage House("Customer") and Nordic Energy Services, LLC ("Nordic"), an Illinois Limited Liability Company. This Fixed Price Agreement hereby amends the Variable Rate Pricing provisions of the aforementioned Natural Gas Sales Agreement. All other provisions of the Natural Gas Sales Agreement remain in full force and effect.

1. Pricing: Customer agrees to purchase the quantities of natural gas outlined below, at the price per therm stated below. In the event Customer's usage for any month exceeds the quantity specified below for that month, additional quantities may be purchased at the variable rate for Tier 1 Deliveries, as defined below. In the event Customer's usage for any month exceeds the Tier 1 amount, additional quantities may be purchased at a variable rate that equals Gas Daily Daily midpoint for Chicago deliveries, plus $0.035/therm. In the event Customer's usage for any month is less than the Tier 1 amount Nordic will "buy back" the volumes at a variable rate that equals Gas Daily Daily midpoint for Chicago deliveries, minus $0.035/therm.
Following the months listed on this Exhibit B, variable rate pricing will be used. The calculation of the variable rate for Tier 1 deliveries is hereby amended to be the monthly index for natural gas deliveries to NorthShore as published in Natural Gas Intelligence (NGI) by Intelligence Press, Inc., Chicago City Gate plus $0.10/therm. For volumes in excess of Tier 1 deliveries: Gas Daily Daily midpoint for Chicago deliveries, plus $0.10/therm For volumes that are less than Tier 1 deliveries, Seller will "buy back" the volumes at Gas Daily Daily midpoint for Chicago deliveries, minus $0.10/therm. The language regarding "Critical Supply Shortages" and "Critical Supply Surpluses" in the Natural Gas Sales Agreement shall still apply. If there are any changes to any tariffs, rules, regulations or procedures of Customer's Local Distribution Company, or of the pipelines used by Nordic and/or Nordic's supplier(s) to deliver natural gas that adversely affect Nordic's ability to effectively or economically perform this Fixed Price Agreement or the Natural Gas Sales Agreement, including changes to the "NorthShore Choices For You" program, then Nordic has the right to pass through the additional costs incurred as a result of such changes to the Customer.

2. Delivery Point: North Shore

3. For multiple Facilities, Monthly Contract Volumes (shown below) shall be allocated among Facilities listed on Exhibit A by prorating these volumes based on a proportion of each Facility's usage.

4. Amendment. This document may not be amended or revoked without the prior written approval of both Customer and Nordic.

Delivery Month	Delivered Volume	Purchase Price per therm
November 2015	4,280	$.3995
December	9,820	$.3995
January 2016	10,040	$.3995
February	10,990	$.3995
March	9,580	$.3995
April	8,560	$.3995
May	3,470	$.3995
June	1,800	$.3995
July	2,640	$.3995
August	1,840	$.3995
September	1,500	$.3995
October	3,740	$.3995
November	4,280	$.3995
December	9,820	$.3995
January 2016	10,040	$.3995
February	10,090	$.3995
March	9,580	$.3995
April	8,560	$.3995
May	3,470	$.3995
June	1,900	$.3995
July	2,640	$.3995
August	1,840	$.3995
September	1,500	$.3995
October	3,740	$.3995

AGENT	CUSTOMER
Nordic Energy Services LLC	Company: Ashford Properties LLC Series D-Gurnee Partners at Carriage House
One Tower Lane Suite 300	Address: 4344 McClure Ct #1
Oakbrook Terrace, IL 60181	Gurnee IL 60031
(630) 321,0888	Phone: 847.244.2156
fax to 888-588-7363	Fax:
By:	Signed: [signature], MGR
Print Name:	Print Name: STEPHEN G. McPHERSON
Title:	Title: MANAGER
Date:	Date: 9-29-2015

CONFIDENTIAL

NORDIC ENERGY SERVICES L.L.C. ELECTRIC SALES AGREEMENT

Nordic
Nordic Energy Services, L.L.C.

This Electric Sales Agreement ("Agreement"), number **24861** (agreement ID) is entered into between Nordic Energy Services, L.L.C. ("Nordic") and **Ashford Properties LLC Series D-Gurnee Partners at Carriage House** ("Customer"). This Agreement shall be effective as of the date signed by Nordic and indicated as the "Effective Date" on Nordic's signature block hereto and not prior thereto. Nordic and Customer may be individually referred to as "Party" or collectively referred to as "Parties." The Parties agree to the following:

Purchase and Sale Services
Nordic shall sell and Customer shall purchase and receive electric energy on a firm basis for Customer's facilities identified on Exhibit A hereto. Nordic shall manage all electric energy requirements for Customer, including scheduling and balancing for electric energy. The electric energy will be delivered to a point or points on the transmission system operated by PJM, the regional transmission organization ("RTO"). Delivery to meters corresponding to each delivery point for service with ComEd ("Utility") for service addresses and account numbers specified on the Exhibit A hereto will be made by the Utility.

Adequate Assurance
Should Customer's creditworthiness or financial responsibility become unsatisfactory to Nordic at any time, in Nordic's sole discretion, Nordic may request, in writing, security from Customer, including but not limited to a deposit, satisfactory to Nordic. Customer shall fulfill such request within three (3) business days.

Default
An Event of Default, as used herein, shall mean: (1) the failure of Customer to make, when due, any payment due hereunder; (2) Customer's failure to perform or comply with any term of this agreement; (3) Customer makes an assignment or any general arrangement for the benefit of creditors; (4) Customer files a petition or otherwise commences, authorizes, or acquiesces to the commencement of a proceeding or cause of action with respect to it under any bankruptcy proceeding or similar laws for the protection of creditors, or has such petition filed against it; (5) Customer otherwise becomes insolvent or is unable to pay its debts as they come due; or (6) Customer fails to provide adequate assurance as provided in the preceding section. Nordic reserves the right, in its sole discretion, to terminate this Agreement at any time, without prior notice, if an Event of Default occurs.

Market Structure
In the event of any changes to any tariffs, rules, ordinances, statutes, laws, regulations, changes in methods of calculations, or procedures of Customer's Utility, or of the RTO and electric power transmission networks used by Nordic and/or Nordic's suppliers to deliver electricity to Customer that increase Nordic's cost of providing service hereunder, then Nordic may pass through such cost increase to Customer. If Nordic determines, in its sole discretion, that such changes prevent Nordic from effectively or economically performing under this agreement, then Nordic may terminate this agreement upon 30 days written notice.

Term
Service shall commence on the first meter read date after Nordic has received notice that the Utility has completed its processing and has accepted the delivery service request. Service shall not commence any earlier than the meter read in December, 2015 (as defined by ComEd) (hereinafter "Start Month").

This agreement shall remain in effect for twelve months from the Start Month, ending on the last meter read date of said twelfth month (hereinafter the "Anniversary Month") for the accounts (the "Initial Term"). If Customer executes an Exhibit B at any time that includes a term that goes beyond the then-current Anniversary Month for all other accounts (as determined in this Electric Sales Agreement), then the current term for all accounts shall be extended until the next Anniversary Month.

Upon the expiration of the Initial Term, and any renewals or extensions thereof, this agreement shall automatically renew for a period of 12 months (the "Renewal Term"), unless the agreement is terminated by either party with written notice (said notice must be provided directly from the party, not its agents or any other third party) provided at least 30 days, but not more than 60 days, prior to the end of the then current term.

Pricing
Customer agrees to purchase from Nordic on a firm basis 100% of Customer's electricity usage at all facilities identified on Exhibit A, at the price and on the terms outlined herein.

During any period of time after the Start Month, if Nordic and Customer do not have one or more executed Exhibit B Transaction Confirmations or Pricing Offers in effect for all of the facilities identified on Exhibit A hereto, then the Default Price (as defined below) shall apply to all facilities not covered by a current Exhibit B or Pricing Offer for the relevant periods.

At least 30 days prior to the end of any term, Nordic may in its sole discretion provide Customer a Pricing Offer (as used herein, a Pricing Offer shall mean a written notice to Customer of proposed changes, amendments, deletions or additions to the terms of this Agreement including but not limited to changes in price). Customer shall have ten (10) business days to reject the Pricing Offer in writing. Customer's failure to reject the Pricing Offer in writing within ten (10) days shall be deemed an acceptance by Customer of the terms included in the Pricing Offer.

The Default Price (per kWh) shall be calculated as follows: the PJM day ahead locational marginal price for ComEd Zone (as defined by PJM) plus $0.007 per kWh for all quantities of actual usage, plus distribution and transmission losses at the same price per kWh, plus RTO charges, transmission charges, ancillary charges, capacity charges, RPS charges (at the rate posted by the ICC prior to the planning year covered by the applicable term,) and delivery charges (RTO, transmission, ancillary, capacity, and delivery charges shall be passed through to Customer at Nordic's cost, excluding any credits back to Nordic, the benefits of which have been considered by Nordic in determining the price; in the event actual costs for Customer are not available then Nordic shall use its best efforts to estimate the actual cost) (collectively hereinafter "Default Price").

The rates identified herein apply only to electric supply to the Utility, not to the other charges associated with Utility delivery. Customer is responsible for all charges relating to delivering electricity to Customer's account(s).

Metering
In the event Customer utilizes both interval and non-interval, summary-type, meters, Nordic will shape the usage from the non-interval meters to match the load curve of the interval meters, and bill according to this shaping model. Lighting meters shall not be utilized to determine usage shape.

Base Agreement #24861

Page 1 of 3

Generation
Customer warrants and represents that Customer does not own any generation behind the meter. In the event that Customer installs or otherwise utilizes any behind the meter generation during the term of this Agreement, Nordic hereby reserves the right to terminate this Agreement and charge to Customer any costs, losses and damages, direct or indirect, incurred by Nordic as a result thereof.

Demand Side Management
In the event Customer enrolls in or participates in any utility, RTO or independently sponsored demand side management programs, Nordic hereby reserves the right to terminate this Agreement and charge to Customer any costs, losses and damages, direct or indirect, incurred by Nordic as a result thereof. Customer hereby grants to Nordic a right of first refusal, granting Nordic the right: (1) to provide demand side management services to Customer on the same terms and conditions as included in any bona fide offer from any third party; and (2) in the event Nordic has elected to terminate this Agreement, to enter into a new electric supply agreement on the same terms and conditions as included in any bona fide offer from any third party.

Material Change
In the event of a material change in Customer usage parameters - including, but not limited to, installation or removal of electric consuming equipment, increased or decreased hours of operation, shutdown/closure/sale of accounts/facilities served hereunder, or other changes that would have an adverse impact on Nordic or cause an increase in Nordic's costs to supply electricity hereunder, then Nordic may in its sole discretion either terminate this agreement (a "Material Change Termination") or pass through these costs to Customer unless Customer's account is included within the Residential rate class as defined by the Utility in which case no costs would be pass through. Weather events shall not be considered, or result in, a Material Change hereunder. As used herein, the term Material Change shall mean usage during any calendar month that either exceeds historical usage (as used in this clause, historical usage shall mean usage during the year prior to the original execution date of this Agreement) for the same calendar month by 20% or more, or is less than historical usage for the same calendar month by 20% or more. In the event historical usage cannot be determined, then Material Change shall be determined by Nordic in its sole discretion.

Force Majeure Pricing Event
In certain circumstances an event of force majeure (as defined below) may disrupt Nordic's purchased supply and/or financial hedging instruments used to provide fixed pricing service hereunder, even though Customer may continue to receive electric supply from the Utility. In such cases, the fixed pricing rate shall be suspended throughout the duration of the force majeure event, and the variable pricing rate defined below shall apply to all metered quantities consumed by Customer hereunder during the force majeure event. The variable pricing rate shall equal Nordic's actual cost to supply electricity to the accounts identified on Exhibit A, plus a fixed charge of $0.01/kWh. Nordic's actual costs shall be determined based on real-time locational marginal prices for energy, congestion and losses, and also all costs incurred by Nordic for capacity, RTO, transmission, ancillary services, RPS, and regulatory compliance requirements. If tariff costs are not available due to market rates, then costs will be reasonably estimated.

Force Majeure
Notwithstanding anything to the contrary in this agreement, except for the obligation to make payments due hereunder, the obligations of a party shall be suspended to the extent the party is unable to carryout its obligation as a result of force majeure. Force majeure means an event or events outside the control of the claiming party, which the claiming party is unable to overcome or avoid by exercise of due diligence. Force majeure shall include, without limitation: a condition resulting in the curtailment of power supply or interruption or curtailment of transmission on the electric transmission and/or distribution system; restraint by court order; action or non action by, or inability to obtain necessary authorizations or approvals from any government agency or authority; war, acts of God, fire, terrorism, or flood. If a party hereunder claims it is unable to perform due to force majeure, and such period of non-performance exceeds 30 days, then the non-claiming party may terminate this Agreement or any Exhibit B Transaction Confirmation without penalty or default upon thirty days written notice.

Billing and Payment - See Exhibit A

Warranty
WITH THE EXCEPTION OF ANY WARRANTY EXPRESSLY SET FORTH HEREIN, NORDIC MAKES NO WARRANTY OF ANY KIND, EITHER EXPRESSED OR IMPLIED, INCLUDING BUT NOT LIMITED TO THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

Indemnification; Limitation of Liability, and Performance
Nordic shall indemnify Customer for any losses, damages, or costs, which result from Nordic's failure to comply with the terms of this agreement or as a result of any negligence on the part of Nordic. Nordic shall not indemnify Customer in the event (1) Customer does not comply with the terms of this agreement or (2) there is an interruption or cessation of deliveries of electricity, resulting from equipment failure, mechanical difficulties, or if there is an interruption or cessation of deliveries of electricity as a result of force majeure or other such conditions.

Customer shall indemnify, defend and hold harmless Nordic for any losses, damages, or costs, which result from Customer's failure to comply with the terms of this agreement or as a result of any negligence on the part of the Customer. Customer recognizes that Nordic must purchase and/or contract to purchase financial hedging instruments and/or physical electricity supplies necessary to supply Customer with electricity under this agreement. In the event of Customer's breach of this agreement, an Event of Default, either party's early termination (unless Customer's account is included within the Residential rate class as defined by Utility in which case a $50.00 termination penalty will apply) of this agreement pursuant to any provision of this agreement, or a Material Change Termination, then Customer shall pay to Nordic an Early Termination Fee plus any other damages available to Nordic under law, equity, or contract, in addition to paying all outstanding invoices. The Early Termination Fee shall consist of: (1) Nordic's losses and costs incurred in liquidating its financial hedging instruments and terminating or liquidating its physical supply purchase obligations; and (2) an amount representing the positive difference (if any) between the price in effect at the time of the early termination less the forward market price (based upon a commercially reasonable estimate by Nordic), multiplied by the forecasted quantities of usage for the remainder of the term (forecasted quantities shall be based upon historical usage, as that term is defined in the Material Change section); and (3) in the event of a Material Change Termination, an amount representing the positive difference (if any) between the market price during the period in which the Material Change occurred less the price in effect during that same period, multiplied by either (a) in the event of a Material Change Termination resulting from excess usage , the quantity of usage in excess of 120% of the historical usage (as that term is defined in the Material Change section), or (b) in the event of a Material Change Termination resulting from a shortage in usage, the quantity of usage representing the positive difference (if any) between 80% of the historical usage (as that term is defined in the Material Change section) and the actual usage.

NORDIC SHALL NOT BE LIABLE TO CUSTOMER FOR ANY SPECIAL, INDIRECT, CONSEQUENTIAL, INCIDENTAL OR PUNITIVE DAMAGES, OR FOR LOST PROFITS ARISING OUT OF, OR RELATING TO, ANY ACTION OR FAILURE TO ACT UNDER THIS AGREEMENT WHETHER OR NOT ARISING FROM EITHER PARTY(S) NEGLIGENCE OR FAULT UNDER THIS AGREEMENT.

Forward Contract
The Parties acknowledge and agree that this agreement constitutes a forward contract within the meaning of the United States Bankruptcy Code (the "Code"), and that Nordic is a forward contract merchant under this agreement within the meaning of the Code.

Base Agreement #24861

Page 2 of 3

Miscellaneous

This agreement, including the exhibit(s), constitutes the entire agreement of the parties for the sale and purchase of electric energy provided for herein and may be changed only by an agreement in writing. In the event of a conflict between this agreement and the Exhibit A or Exhibit B Transaction Confirmation, the Exhibit A or Exhibit B Transaction Confirmation shall control. This agreement shall be governed by, construed and enforced in accordance with the laws of the State of Illinois without regard to conflict of law principles. Only Nordic may assign this agreement. This agreement shall not be construed against either party by reason of its preparation. Any waiver of any terms of this agreement shall not diminish the future enforceability of this agreement. Customer agrees not to disclose any term of this agreement to a third-party (other than Customer's affiliates, officers, directors, employees, lenders, counsel or accountants) except as necessary for Customer to perform its obligations herein or to comply with any applicable law, order, regulation or rule. If any provision of this agreement is held to be invalid, its invalidity shall not affect the validity of any other provision of this agreement. Customer shall be responsible for any and all costs, including but not limited to attorneys' fees and court costs, incurred by Nordic in order to enforce the terms of this agreement.

Notices

Except as provided herein to the contrary, any notice, request, demand, statement, bill or payment provided for in this agreement, or any notice which a party may desire to give to the other, shall be in writing and shall be considered duly delivered when received if sent by facsimile, same or next day delivery service, or as of the third business day after the postmark date when mailed by ordinary mail to the other party at the following address:

Nordic Energy Services, L.L.C.
Notices and correspondence, parcel deliveries

Nordic Energy Services, L.L.C.

One Tower Lane, Suite 300

Oakbrook Terrace, IL 60181-4647

Payments

Nordic Energy Services, L.L.C.

2999 Momentum Place

Chicago, IL 60689-5329

Customer/notices and correspondence

Chris McPartlin c/o Tim Szeklinski

4344 McClure Ct #1

Gurnee, Illinois 60031

Billings and statements (if different)

same as mailing

This agreement is effective pending final credit approval by Nordic Energy Services, L.L.C.

In witness whereof, the parties hereto have executed this agreement as of the date herein below first written.

Seller: Nordic Energy Services, L.L.C.	Customer: Ashford Properties LLC Series D-Gurnee Partners at Carriage House
By:	By: [signature] MGR
Print Name:	Print Name: STEPHEN G. McPARTLIN
Title:	Title: MANAGER
Effective Date:	Date: 11/6/2015
Base Agreement #24861	

Base Agreement #24861

Page 3 of 3

Nordic

Nordic Energy Services, L.L.C.

Exhibit A : Accounts to be Served on ComEd

Customer Name:	Ashford Properties LLC Series D-Gurnee Partners at Carriage House	*Agreement #:* 24861
	MAILING INFORMATION	**BILLING INFORMATION**
ATTN	Chris McPartlin c/o Tim Szeklinski	same as mailing
STREET	4344 McClure Ct #1	
CITY/STATE/ZIP	Gurnee, Illinois 60031	
CONTACT PHONE Day/Evening	(630) 805-1500	
CONTACT EMAIL	tszeklinski@fred-inc.com	

Location Name	Account Number	Service Address	City	State	Zip Code	UCB(Y/N)
	2804665023	4347 McClure Ave Bldg	Gurnee	Illinois	60031	Y

Billing and Payment:

This billing payment provision supersedes, replaces and amends the Billing and Payment provision in Electric Sales Agreement.

Dual Billing Option:

If customer elects Dual Billing and account(s) are eligible for Dual Billing, Customer's payment will be due on the date stated on Nordic's bill. A late payment charge of one and a half percent (1.5%) per month or the maximum lawful rate, whichever is lower, shall be imposed on any past due balance. In the event that Customer requests a billing adjustment, Customer is obligated to pay all other amounts as invoiced. Upon reconciliation of a proposed billing adjustment Customer shall pay any additional amounts due to Nordic.

Utility Consolidated Billing Option

If customer elects Utility Consolidated Billing (UCB) and account(s) are eligible for UCB, Customer will receive one single bill from LDC for both the Nordic energy charges and the LDC delivery charges, including taxes and fees. Customer is responsible for paying each monthly bill to LDC in full by the due date stated on the invoice. Should the Utility cease providing consolidated billing for your account Nordic Energy will bill you directly. You acknowledge that the Utility may provide Nordic with your billing and payment information.

Regardless of billing option, Customer is responsible for any and all taxes, fees, licenses, penalties or charges ("taxes") imposed on or with respect to the electricity at or after the title transfer point(s), customer shall provide evidence of such exemption to Nordic. Title to all electricity sold hereunder shall transfer from Nordic to Customer at the Utility interface with the bulk electricity transmission system. Additionally, Nordic may bill estimates in advance of meter reads should Customer's meter be cycle read, or if measurements of actual usage are not received timely from the utility. Customer agrees to accept the measurements as determined by the Utility for purpose of accounting for the amount of power and energy provided by us under this contract.

Nordic can elect switch billing options under this Agreement at Nordic's sole discretion or if the customer is deemed ineligible for Dual or Utility Consolidated Billing.

Created: 11/6/2015

Exhibit Page 1 of 2

Nordic

Nordic Energy Services, L.L.C.

Exhibit A : Accounts to be Served on ComEd

By:	[signature]
Print Name:	STEPHEN E. McPHERSON
Title:	MANAGER
Date:	11/6/2015

Created: 11/6/2015

Exhibit Page 2 of 2

Nordic
Nordic Energy Services, L.L.C.

Nordic Energy Services, L.L.C.
Electric Sales Transaction Confirmation

Exhibit B: Fixed Power "ALL IN"

Base Agreement: 24861

AGREEMENT

This Exhibit B Transaction Confirmation, by and between Nordic Energy Services L.L.C. ("Nordic") and Ashford Properties LLC Series D-Gurnee Partners at Carriage House ("Customer"), effective as of the date signed by Nordic and indicated in the signature block hereof as "Effective Date", is made a part of the base Electric Sales Agreement, number 24861 (agreement ID) between Nordic and Customer. Nordic shall sell and Customer shall purchase from Nordic on a firm basis 100% of Customer's electric energy for the accounts identified below, at the price and on the terms identified herein. Customer indicates below which accounts, if they meet ComEd and Nordic Energy's requirements, should be placed on ComEd's Utility Consolidated Billing (UCB) program.

ACCOUNTS This transaction Agreement shall apply to the following accounts in the Commonwealth Edison territory in Illinois ("Accounts").

Account Number	Price ($/kWh)	Start Date*	Term	Service Address	City	Zip	UCB(Y/N)
2604665023	$0.05617	12/28/2015	18 Months	4347 McClure Ave Bldg	Gurnee	60031	Y

* Anticipated Start Date, based on Customer's meter read cycle, subject to change by ComEd.

TERM

This Exhibit B shall supersede any other exhibit currently in effect for the Accounts identified in this Transaction Confirmation. Service for the Accounts identified in this Transaction Confirmation shall commence on the first meter read date for the Accounts in the month of December (as determined by the Utility), but in no event shall service commence prior to the first meter read date after the Utility completes its processing and has accepted the delivery service request for the accounts. This Exhibit B Transaction Confirmation shall remain in effect for each Account through the Utility's scheduled meter read date for each respective Account in June 2017. If the term of this Exhibit B goes beyond the then-current Anniversary Month for all other accounts (as determined in the Electric Sales Agreement), then the current term for all accounts identified on Exhibit A to the Electric Sales Agreement shall be extended until the next Anniversary Month.

PRICE

The Price for all electric energy sold hereunder shall be determined as follows:

Metered usage is multiplied by the Price to determine the All In cost.

[illegible]	
Energy Price	Included
UFE, Transmission and Distribution Losses	Included
Imbalance Charges	Included
Ancillaries & RTO Charges	Included
Capacity	Included
Transmission (NITS)	Included
RPS Charges	Included
Utility Charges	Not Included

Utility distribution charges and applicable regional transmission organization (RTO) charges included on Client's delivery service bill from the Utility shall be Client's responsibility. Client acknowledges that Utility requires more energy to be supplied to the control area than Client consumes at the meter(s).

In witness whereof, the parties hereto have executed this agreement as of the date herein below first written.	
Seller: Nordic Energy Services, L.L.C.	Customer: Ashford Properties LLC Series D-Gurnee Partners at Carriage House
By:	By: Stephen P. McPartlin MGR
Print Name:	Print Name: STEPHEN P. McPARTLIN
Title:	Title: MANAGER
Effective Date:	Date: 11/6/2015

Created: 11/6/2015 Proposal ID: 80556 Page 1 of 1

Letter of Agency

The following Letter of Agency is required by the state of Illinois (Illinois Law 815 ILCS 505/2EE) and protects you from being switched without authorization. Nordic Energy Services, L.L.C. ("Nordic") will keep a copy of this Letter of Agency on file for you.

Customer authorizes Commonwealth Edison Company ("ComEd") to change customer's electric service provider to Nordic effective as of the date hereof. The following information is provided to ComEd to facilitate the Customer's request:

Mailing Address: 4344 McClure Ct #1, Gurnee, Illinois 60031

Billing Address: Same as Mailing Address

Telephone Numbers Day: (630) 805-1500

Evening:

ComEd Account Number(s)	ComEd Meter Number(s)	Service Address
2804655023	000000000	4347 McClure Ave, Bldg, Gurnee, Illinois 60031

Customer and Nordic have entered into a separate, mutually satisfactory retail electric service agreement. Customer authorizes ComEd to provide Customer's billing usage data to Nordic.

Letter of Agency signed and submitted by:

Customer Signature	Printed Name	Date
Stephen B. McPartlin	STEPHEN B. MCPARTLIN	11/6/2015

Page 1 of 1

Nordic
Nordic Energy Services, LLC

Custom Electricity Price Presentation for

Ashford Properties LLC Series D-Gurnee Partners at Carriage House
Fixed Power "ALL IN"
Aggregate of Accounts

Offer Information

Term	12 Months	18 Months	20 Months	22 Months	24 Months
# of Accounts	1	1	1	1	1
Total Price ($/kWh)	$0.05623	$0.05617	$0.05709	$0.05720	$0.05680
Total Term Cost	$3,987.25	$5,935.09	$6,633.47	$7,265.83	$8,047.95
Transmission and Distribution Losses	Included	Included	Included	Included	Included
Ancillaries and RTO	Included	Included	Included	Included	Included
Capacity	Included	Included	Included	Included	Included
Transmission	Included	Included	Included	Included	Included

Nordic's Fixed Power "ALL IN" product allows a customer to budget their energy costs, including the cost of transmission grid services to deliver all of your energy requirements at your meter. This price does not include utility costs which are charged to you by a separate bill sent by ComEd.

Consumption Information

Historical Monthly kWh Consumption
Total kWh
8000
6000
4000
2000
0
Jan
Feb
Mar
Apr
May
Jun
Jul
Aug
Sep
Oct
Nov
Dec

	kWh
Jan	6,887
Feb	6,840
Mar	5,091
Apr	5,488
May	5,438
Jun	5,102
Jul	5,484
Aug	5,277
Sep	5,265
Oct	5,973
Nov	6,570
Dec	7,351
	70,806
Capacity PLC:	14.885
Network svc PLC:	12.725
Load Factor:	54.306%

Price Response Information

Customer Name	Ashford Properties LLC Series D-Gurnee Partners at Carriage House
Initial Request Date	10/30/2015
Price Response Date	11/06/2015 6:41AM
Contract Start Date	12/28/2015
Approximate Annual kWh	70,806
Accounts	1
Proposal ID	80556

Any and all information contained herein, is to be used for informational purposes only. [illegible] Sheet is not a binding offer to provide electricity and related services, it shall only become binding and enforceable in accordance with the terms & conditions specified in the Agreement and nothing herein shall be deemed to require Nordic Energy Services L.L.C. to enter into any such agreement.

PROPERTY MANAGEMENT AGREEMENT

THIS AGREEMENT (**"Agreement"**), is made and entered into as of December 15th, 2015, by and between Ashford Properties Series D Gurnee Partners at Carriage House, and THE PERLMARK HOUSING GROUP, (herein referred to as **"Manager"**).

WITNESSETH:

In consideration of the covenants herein contained, the parties hereto agree as follows:

ARTICLE I
APPOINTMENT AND AUTHORITY OF MANAGER; TERM

1.1 APPOINTMENT. Owner appoints Manager as the managing agent for the real property commonly known as the Carriage House Apartments located at 4344 McClure Avenue, in the Village of Gurnee, State of Illinois (the **"Property"**). Owner authorizes Manager to exercise such powers with respect to the Property as may be necessary for the performance of Manager's obligations under the terms of this Agreement and Manager accepts such appointment under the terms and conditions hereinafter set forth. Manager shall have no right or authority, expressed or implied, to commit or otherwise obligate Owner in any manner whatsoever except to the extent specifically provided herein.

1.2 TERM. This term of this Agreement shall commence on December 15th, 2015 (**"Commencement Date"**), and shall expire on December 14th, 2016. Thereafter, the term shall be automatically renewed on a month-to-month basis.

ARTICLE II
MANAGER'S AGREEMENTS

2.1 GENERAL RESPONSIBILITY. Manager, on behalf of Owner, shall implement, or cause to be implemented, the decisions of Owner with respect to the Property and shall conduct the ordinary and usual business affairs of Owner as provided in this Agreement. Manager agrees to use its commercially reasonable efforts in the management, operation, and leasing of the Property and to comply with such instructions and policies as may be reasonably requested by Owner.

2.2 INDEPENDENT CONTRACTOR. Manager in performance of its duties under this Agreement is an independent contractor and it is expressly understood and agreed that payments hereunder shall be payments by Owner to Manager as an independent contractor and not as an employee, partner or joint venturer of Owner.

00081158.DOC / v. 2

ARTICLE III
SERVICES OF MANAGER

3.1 FOR OWNER'S ACCOUNT. Owner agrees to be responsible for all out-of-pocket costs, expenses, and disbursements incurred by Manager in providing management, operational and leasing services hereunder. Such out of pocket costs, expenses and disbursements may include but are not limited to: contracts for: cleaning and janitorial service, landscaping, maintenance services, supplies, and equipment, proportionate salaries, wages and related costs of Manager's employees engaged in the direct management and operations of the Property, but not above the maintenance engineer level, unless specifically agreed by Owner. Manager and Owner intend that all such costs, expenses, and disbursements will be contemplated in the annual operating budget to be submitted to and approved by Owner.

3.2 STANDARDS. Manager shall manage, operate, and maintain the Property in clean, safe, operable, attractive condition comparable apartment buildings located in the Gurnee area, as limited by the financial resources made available to Manager and pursuant to applicable laws and ordinances. The Manager shall also act in a fiduciary capacity with respect to the proper protection of and accounting for the Owner's assets in respect to the Property of which Manager is in possession or which are subject to the control and management of Manager pursuant to the terms of this Agreement.

3.3 FINANCIAL REPORTS AND RECORDS. Manager shall maintain adequate and separate books and records for the Property in accordance with sound accounting standards and practices. Manager shall ensure such control over accounting and financial transactions as is reasonably required to protect Owner's assets from theft, error or fraudulent activity.

(a) Manager shall provide Owner a standard set of reports including financial statements and reports and property payables. Monthly reports will be delivered to Owner no later than fifteen (15) days after the end of each month. Annual reports will be delivered to Owner no later than [sixty (60)] days after the end of each calendar year.

(b) All financial statements and reports will be prepared in accordance with cash or accrual basis accounting principles consistently applied.

(c) Owner or its representatives may, upon reasonable prior notice, conduct examinations during business hours of the books and records maintained for Owner by Manager. Owner also may perform any and all additional audit tests relating to Manager's activities, either at the Property or at the office of Manager; provided such audit tests are related to those activities performed by Manager for Owner.

00081158.DOC / v.2

(c) Manager will use Yardi Voyager 6.0 or Yardi Genesis property management software, or the technical evolutions thereof to maintain current property accounting and property management data.

3.4 BUDGETS. Manager shall for each calendar year prepare and submit to Owner a proposed Operating and Capital Budget for the (1) management, operation, and leasing of the Property and (2) the replacement, repair, and maintenance of equipment or improvements of a capital nature on or about the Property. The proposed budget shall be presented to Owner no later than December 31st for the subsequent year or ______ as to the initial budget.

If the proposed Operating and Capital Budget is acceptable to Owner, Owner shall so notify Manager within thirty (30) days after Owner's receipt of the proposed budget. Should Owner fail to notify Manager within thirty (30) days, then the budget will be deemed as accepted by Owner.

The Proposed Operating and Capital Budget, when approved or deemed approved, shall then become the **"Approved Budget"** for purposes of this Agreement and shall constitute an authorization for Manager to expend such approved monies to manage and operate the Property. Any such authorization to expend money shall be limited to monies specifically set forth with the Approved Budget and pursuant to approved schedules.

3.5 BANK ACCOUNTS; PAYING EXPENSES. Owner shall maintain an Operating Account, in such bank, or banks, as selected by Owner. At all times the funds deposited shall be the sole and exclusive property of Owner and shall not be commingled with the funds of any third party. Owner shall initially fund this account with an amount determined by Owner as sufficient to pay the expenses of the Property. A designated representative of Owner will also have signatory privileges on this account for any and all transactions. All interest on such accounts shall accrue to the benefit of Owner.

Owner hereby authorizes Manager to withdraw funds from the bank account maintained by Owner for the Property by checks signed by Manager or signatories designated by Manager and to disburse such funds in payment of costs and expenses incurred in connection with the management, operation, maintenance and repair of the Property in accordance with this Agreement. Unless otherwise directed by Owner, Manager shall pay all assessments, water charges and sewer rents, permit and other fees due governmental authorities, court disbursements, legal fees and other items customarily disbursed by managing agents, incurred with respect to the Property. Manager shall not be required to pay the aforesaid sums unless there are sufficient funds to satisfy such obligations in the account for the Property or Owner makes such funds available. Owner promptly shall reimburse Manager for any money which Manager may elect to advance for the account of Owner. Manager shall not be obligated to make any such advances.

3.6 EMPLOYEES AND INDEPENDENT CONTRACTORS. Manager shall have available at all times a sufficient number of capable employees or independent contractors to properly, safely and economically manage, operate, and maintain the Property. All matters pertaining to the employment, supervision, compensation, promotion, and discharge of such

00081158.DOC / v. 2

employees or independent contractors are the responsibility of Manager. All employees of Manger should have insurance, worker's compensation and other benefits to properly, adequately, safely and economically manage, operate, and maintain the property.

Notwithstanding anything to the contrary contained herein, Manager shall have the right to delegate certain responsibilities of Manager hereunder to third-party vendors or providers, in which event the cost of such third party vendors or providers shall be expensed to the Property. All such third party vendors or providers shall be required to obtain and maintain workers compensation insurance in statutory amounts, naming Manager and Owner as additional insureds thereunder. In the event such insurance is not available or obtained, Owner shall indemnify, defend and hold harmless Manager, Manager's officers, managers, directors, members, employees and independent contractors from and against any and all claims, demands, losses, liabilities, actions, lawsuits, and other proceedings, judgments and awards, and costs and expenses (including reasonable attorney's fees and court costs incurred in connection with the enforcement of this indemnity or otherwise), arising directly or indirectly, in whole or in part, out of or relating in any way to such third party vendors or providers.

3.7 COLLECTION OF RENTS AND OTHER INCOME. Manager shall use diligent efforts to collect all rents and other charges which may become due from any tenant or from others for services provided in connection with the use of the Property. All rents collected by Manager shall be payable to Owner and deposited in Owner's account within five (5) days of collection. Manager cannot and may not terminate any lease, institute suit for rent or for the possession of the leased premises without the prior written approval of Owner, it being understood and agreed that enforcement of the leases shall be Owner's responsibility. Notwithstanding the foregoing, Manager shall have the right, but not the obligation, to hire a collection agency, at Owner's sole cost and expense and on behalf of Owner, to collect delinquent rents. Reasonable expenses actually incurred by Manager in bringing such approved suit or proceeding will be paid by Owner. Manager shall not write off any income items without the prior written approval of Owner.

3.8 MAINTENANCE, REPAIRS, ALTERATIONS. Manager shall not make any expenditure outside of the Approved Budget without the prior written approval of Owner, with the exception of emergencies relating to life support systems, building safety, or other emergencies threatening damage to persons or to the Property. Manager may make such emergency repairs as are reasonably necessary, at reasonable expense to the Owner, and shall notify Owner within seventy-two (72) hours of the occurrence of an event of an emergency nature: the nature of the remedy implemented by Manager; and the cost of implementing such remedy. Manager will report in writing to Owner as soon as possible but in any event within five (5) days of any incidents of fire, theft, vandalism, or accidents that may give rise to damage and/or liability claims Owner shall reimburse Manager for all costs incurred by Manager in connection with such remedy which are not reimbursed to Manager by insurance proceeds.

3.9 CAPITAL EXPENDITURES. Before entering into any contract for the performance of capital expenditures at the Property that are not contained in the Approved Budget, Manager shall obtain the approval of Owner prior to the awarding of any such contract. Manager will obtain one or more bids from its network of contractors for Owner's approval.

00081158.DOC / v. 3

With respect to the purchase and installation of major items of new or replacement equipment and/or materials, Manager shall recommend to Owner the purchase of such item when Manager believes such to be necessary or desirable and shall obtain Owner's written approval prior to purchase.

3.10 SERVICE CONTRACTS. Manager shall arrange on behalf of Owner for the cleaning, maintenance and services needed on the Property, but shall not enter into any contract or obligation in connection with the management, operation, and maintenance of the Property that is not included in the Approved Budget without the prior written authorization of Owner. Each such service contract entered into by Manager shall not extend for more than one year and shall include a thirty (30) day cancellation provision. All service contracts shall require contractors to provide evidence of sufficient insurance, naming Manager and Owner as additional insured. All service contracts are entered into by Manager for the account of and as agent for Owner.

3.11 COMPLIANCE WITH LAWS. Manager shall not, in the performance of its services hereunder, violate any federal, state, municipal, or other governmental law, ordinance, rule, or regulation, including and not limited to laws, rules and ordinances related to fair housing, fair credit reporting or landlord-tenant relations, illegal discrimination on the basis of race, sex, creed, color, religion, national origin, or mental or physical handicap. Manager shall not take any action with respect to any such violation except to notify Owner and await Owner's written instructions.

3.12 NOTIFICATION OF LITIGATION. If Manager shall be apprised of any claim, demand, suit or other legal proceeding made or instituted against Owner or Manager on account of any matter connected with the Property, Manager shall immediately give Owner all information in its possession in respect thereof at Owner's sole cost and expense, and shall assist and cooperate with Owner in all reasonable respects in the defense of any such suit or other legal proceeding.

3.13 LEASING. Manager shall use commercially reasonable efforts to lease vacant residential apartment units in the Property. All leases shall be in accordance with the guidelines promulgated by Owner in consultation with Manager from time to time, which guidelines shall include rental amounts, lease terms, amounts of security and other deposits and rental concessions, if any. All leases shall be on a lease form approved by Owner. Manager shall investigate the background and financial history of all prospective tenants prior to executing any leases. All leases shall be signed by Manager or its employees. In addition, Manager shall provide advertising and maintain signage for the Property. Manager will work with Owner to plan and prepare a marketing strategy for the Property.

ARTICLE IV
INSURANCE

4.1 MANAGER'S INSURANCE. Within 15 days of the date of this Agreement, Manager will provide Owner with evidence of errors and omission insurance, as well as employee dishonesty coverage with respect to all employees or Managers who would process

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and carry responsibility for the monies and revenues of Owner obtained by operation of services for the Property.

4.2 OWNER'S INSURANCE. Owner, at its own expense, will maintain and keep in force, (a) fire and extended coverage and boiler and machinery insurance insuring against physical damage to any of the Property in amounts determined by Owner to be sufficient for its insurable interest, (b) comprehensive general liability insurance insuring against loss, damage or injury to property or persons which might arise out of the occupancy, management, operation, leasing or maintenance of the Property with bodily injury of no less than One Million Dollars ($1,000,000.00) per occurrence and property damage not less than One Million Dollars ($1,000,000.00) per occurrence, (c) liability insurance insuring against loss, damage or injury to property or persons relating to automobiles (both owned and hired/non-owned) that may arise out of occupancy, maintenance or operation of the Property, (d) an umbrella insurance policy in an amount no less than $5,000,000.00. Manager and its Agents will be named insureds on all above general liability policies, and additional insureds on any auto liability insurance policies. Manager shall have no obligation to obtain or maintain (and shall have no responsibility or liability in the event Owner fails to obtain or maintain) the insurance described in this Section 4.2.

ARTICLE V
MANAGEMENT TRANSFER

5.1 TRANSITION. In order for Manager to set up and establish operations, Owner shall provide to Manager such information, documents, and certificates regarding the Property as Manager shall reasonably request. Owner and Manager will develop and implement a plan to transition management of the Property from the prior manager to Manager.

ARTICLE VI
MANAGER'S COMPENSATION

6.1 MANAGEMENT SERVICES. Commencing on the Commencement Date and monthly thereafter for the term of this Agreement, Owner shall pay to Manager as compensation for its services hereunder a management fee (the "Management Fee") of five percent (5.0%) of the Effective Gross Income (EGI) collected and received from the Property. Any partial month shall be prorated based on the number of days that Manager managed the Property during such month.

6.2 REIMBURSEMENT OF MANAGER'S INDEPENDENT CONTRACTORS OR EMPLOYEES. After initial payment by Manager, Manager shall be reimbursed out of the operating account for costs of independent contractor fees, gross salary and wages or prorata share thereof, payroll taxes, insurance, workers compensation and other benefits of Manager's employees required to properly, adequately, safely and economically manage, operate and maintain the Property, provided that such employees have been budgeted for pursuant to this Agreement.

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6.3 NON-REIMBURSABLE COSTS. The following expenses or costs on behalf of Manager in connection with the management of the Property shall be expense of Manager and shall not be reimbursed by Owner:

(i) Cost of gross salary and wages, payroll taxes, insurance, workman's compensation, and other benefits of Manager's internal management office or corporate personnel;

(ii) Costs attributable to losses arising from gross negligence or fraud on the part of Manager, Manager's associates or Manager's employees or independent contractors;

(iii) Costs of comprehensive crime insurance or fidelity bonds purchased by Manager for its own account;

(iv) Overhead costs of Manager's offices, other than any office of Manager located at the Property for on-site management.

6.4 CONSTRUCTION SUPERVISION. Manager, when requested by Owner, shall supervise the construction, reconstruction, completion, addition, extension or modification of improvements to the Property. In the performance of such work, Manager may negotiate contracts with all necessary contractors, subcontractors, materialmen, suppliers, architects and engineers on behalf of Owner and may compromise and settle any dispute or claim arising therefrom. Manager will furnish all personnel necessary for proper supervision of the work and may, without abating any fee payable hereunder, assign personnel located at the Property to supervisory work. Manager shall be compensated separately (outside of the Management Fee) for construction/tenant improvement supervision according to the following schedule:

Construction Supervision Fee shall be no more than 5% of the contracted amount.

Such amounts shall be paid in addition to the Management Fee payable to Manager hereunder.

ARTICLE VII
TERMINATION

7.1 TERMINATION WITHOUT CAUSE. Each of the parties hereto shall have the right to terminate this Agreement upon thirty (30) days written notice of cancellation to the other.

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7.2 TERMINATION BY SALE. In the event that at any time during the term of this Agreement, (i) the Owner shall sell, transfer and convey all or any part of the Property or any interest therein to any entity in which it has not retained a majority ownership interest, or (ii) greater than fifty percent (50%) of the ownership interests of the Owner are sold, transferred or conveyed to any parties which do not now hold ownership interests in the Owner, then, in either of such events (each of which events hereinafter being referred to as a "Sale"), either party may terminate this Agreement upon thirty (30) days prior written notice to the other party.

7.3 TERMINATION FOR CAUSE. Owner or Manager may terminate this Agreement for cause. For purposes of this Agreement, cause shall mean the occurrence of any of the following:

(a) In the event Owner or Manager shall default with respect to any material covenant, term or provision of this Agreement and the same shall not be cured or corrected within fifteen (15) days following the receipt of the written notice from the non-defaulting party specifying the nature of such default, then the party not in default may terminate this Agreement.

(b) If a petition for bankruptcy, reorganization or rearrangement is filed under state or federal insolvency statutes by or against Manager or Owner, or either party shall make an assignment for the benefit of creditors or take advantage of any insolvency act, then the party not seeking creditor relief may terminate this Agreement upon ten (10) days written notice to the other party.

(c) In the event Owner fails to make any payment owed to Manager when due, Manager may terminate this Agreement upon notice to Owner, which termination shall be effective as of the date such payment was due.

7.4 MANAGER'S OBLIGATIONS AFTER TERMINATION. Upon termination of this Agreement, Manager shall:

(a) Deliver to Owner, or such other person or persons designated by Owner, copies of all books and records of the Property Manager belonging to Owner or received by Manager pursuant to the terms.

(b) Assign, transfer or convey to such person or persons as may be designated by Owner all service contracts and personal property relating to and used in the operation and maintenance of the Property, except any personal property which was paid for and is owned by Manager.

(c) Upon any termination pursuant to this Article VIII, the respective obligations of the parties hereto shall cease as of the date specified in the notice of termination; provided, however, that Manager shall be entitled to receive any and all compensation which may be due Manager hereunder at the time of such termination or expiration. Such compensation shall include any fees set forth in

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Article VII above (whether Management Fees or otherwise) prorated to the date of termination.

(d) Notwithstanding anything to the contrary contained herein, all obligations of Owner to pay Manager the amounts due hereunder and all indemnification obligations of Owner hereunder shall survive the expiration or termination of this Agreement.

7.5 FINAL ACCOUNTING. Manager shall, within thirty (30) days of the date of expiration or termination of this Agreement, deliver to Owner the following:

(a) An accounting reflecting the balance of income and expenses of the Property to the date of termination or expiration of the Agreement.

(b) Any balance of monies of Owner then held by Manager, however, all funds not reasonably required to meet outstanding invoices will be immediately paid over to Owner upon expiration or termination.

(c) All executed leases, receipts for deposits, insurance policies, unpaid bills, correspondence and other documents, books and records, which are the property of Owner in the possession of Manager. Upon termination any bills contracted for Owner in accordance with provisions of this Agreement are the responsibility of Owner and shall be paid by Owner in a timely manner.

ARTICLE VIII
NOTICES AND ASSIGNMENTS

8.1 NOTICES. All notices, demands, consents, and reports provided for in this shall be in writing and shall be given to Owner or Manager at that addresses set forth below or such other address as they individually may specify thereafter in writing sent either by (i) certified mail, return receipt requested, postage prepaid, (ii) personal delivery, or (iii) via an overnight carrier delivery (such as Federal Express or DHL).

TO OWNER:	TO MANAGER:
Ashford Properties 551 Roosevelt Rd., Suite 103 Glen Ellyn, IL 60137 Attention: Chris McPartlin	The Perlmark Housing Group 601 Skokie Blvd., Suite 501 Northbrook, IL 60062 Attention: James Perlman

Any notice hereunder shall be deemed given on (i) the 3rd day after the certified mail is deposited with the United States Postal Service, (ii) the day personal delivery is attained, or (ii) the date the notice is delivered by the overnight carrier.

8.2 ASSIGNMENTS. This Agreement and all rights hereunder shall not be assignable by Manager without the prior written consent of Owner which may be withheld in Owner's sole

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and absolute discretion. Subject to the foregoing limitations on assignment, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Whenever in this Agreement a reference is made to any of the parties hereto, such reference shall be deemed to include a reference to the successors and assigns of such parties.

ARTICLE IX
INDEMNIFICATIONS

9.1 INDEMNITY OF OWNER. Manager hereby agrees to indemnify, defend and hold harmless Owner and each of Owner's respective officers, directors, partners and employees from and against any and all claims, demands, losses, liabilities, actions, lawsuits and other proceedings, judgments and awards, and costs and expenses (including reasonable attorney's fees and court costs incurred in connection with the enforcement of this indemnity or otherwise); arising directly or indirectly, in whole or in part, out of the gross negligence or willful misconduct of Manager, or any of its officers, directors, agents or employees, in connection with Manager's services or work hereunder, whether within or beyond the scope of its duties or authority hereunder, or the failure of Manager or any of such persons to fully comply with the obligations of Manager under this Agreement.

Owner shall have the right, in its sole discretion, but without being required to do so, to adjust, settle or compromise any claim, obligation, debt, demand, suit or judgment against the Owner or Manager arising out of or in connection with the foregoing indemnity and, in such event, Manager shall pay over or cause to be paid, or become liable to pay, any amount becoming payable from Manager to any party arising out of or in connection with the foregoing indemnity, under or by reason of this Agreement.

9.2 INDEMNITY OF MANAGER. Owner hereby agrees to indemnify, defend and hold harmless Manager, Manager's officers, managers, directors, members and employees from and against any and all claims, demands, losses, liabilities, actions, lawsuits, and other proceedings, judgments and awards, and costs and expenses (including reasonable attorney's fees and court costs incurred in connection with the enforcement of this indemnity or otherwise), arising directly or indirectly, in whole or in part, out of (i) any action taken by Manager within the scope of and in compliance with its duties or authority hereunder, and (ii) the gross negligence or any willful misconduct of Owner, or any of its respective officers, directors or employees.

9.3 SURVIVAL OF INDEMNITY. The provisions of this Article IX shall survive completion of Manager's services and the termination of this Agreement.

ARTICLE X
MISCELLANEOUS

10.1 AMENDMENTS. Except as otherwise herein provided, any and all amendments, additions or deletions to this Agreement shall be null and void unless made by the parties in writing.

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10.2 COMPLETE AGREEMENT. This Agreement supersedes and takes the place of any and all previous management agreements for the Property entered into between the parties hereto.

10.3 GOVERNING LAW. This agreement shall be governed by and construed in accordance with the laws of the State of Illinois.

[The Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

OWNER:

Ashford Properties Series D Gurnee Partners at Carriage House

By: Stephen E. McCarthy - Mgr.
Its: Manager

MANAGER:

[THE PERLMARK HOUSING GROUP]
a LLC

By:
Its: MANAGER

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SCHEDULE 3

APPROVALS

TYPE OF APPROVAL	DATE ISSUED	EXPIRATION DATE	ISSUING AGENCY
Certificate of Occupancy	(est. 1980’s)
Plats/Plans	Tendered
Building Permit [only if recently constructed]	N/A
Elevator Permit	N/A
Pool Permit	To be provided
Business License	N/A
Retention Pond Approval
[OTHER]	N/A
[OTHER]

SCHEDULE 3